                                                                  Exhibit 4.10

                      SECURED REVOLVING O&M COSTS FACILITY




                            dated as of May 14, 1999

                                     Between

                            AES EASTERN ENERGY, L.P.

                                    THE BANKS

                                       and

                           CREDIT SUISSE FIRST BOSTON,
                                    as Agent

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

                                    ARTICLE 1

                                 INTERPRETATION

Section 1.01      Defined Terms.................................................................................   1
Section 1.02      Other Interpretive Provisions.................................................................  11
Section 1.03      Accounting Matters............................................................................  12
Section 1.04      Representations and Warranties................................................................  12
Section 1.05      Captions......................................................................................  12
Section 1.06      Interpretation of Related Documents...........................................................  12


                                    ARTICLE 2

                                 CREDIT FACILITY

Section 2.01      Commitment to Lend............................................................................  13
Section 2.02      Manner of Borrowing...........................................................................  13
Section 2.03      Interest......................................................................................  14
                  (a)   Rates...................................................................................  14
                  (b)   Payment.................................................................................  14
                  (c)   Conversion and Continuation.............................................................  15
                  (d)   Maximum Interest Rate...................................................................  16
Section 2.04      Repayment.....................................................................................  16
Section 2.05      Prepayments...................................................................................  16
                  (a)   Optional Payments.......................................................................  16
                  (b)   Available Commitments Mandatory Prepayments.............................................  16
                  (c)   Clean-Up Period Mandatory Prepayments...................................................  17
                  (d)   [Reserved]..............................................................................  17
                  (e)   Rent Payment Date Mandatory Prepayments.................................................  17
Section 2.06      Limitation on Types of Loans..................................................................  17
Section 2.07      Adjustment of Commitments.....................................................................  17
Section 2.08      Fees..........................................................................................  17
                  (a)   Commitment Fees.........................................................................  17
                  (b)   Minimum Utilization Fee.................................................................  18
                  (c)   Agency Fees.............................................................................  18
                  (d)   Fees Non-Refundable.....................................................................  18

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
Section 2.09      Computation of Interest and Fees..............................................................  18
Section 2.10      Evidence of Indebtedness......................................................................  18
Section 2.11      Payments by the Borrower......................................................................  19
                  (a)   Time, Place and Manner..................................................................  19
                  (b)   No Reductions...........................................................................  19
                  (c)   Extension of Payment Dates..............................................................  19
Section 2.12      Distribution of Payments by the Agent.........................................................  19
Section 2.13      Taxes.........................................................................................  20
Section 2.14      Pro Rata Treatment............................................................................  22


                                    ARTICLE 3

                               CONDITIONS TO LOANS

Section 3.01      Conditions to Initial Loans...................................................................  22
Section 3.02      Conditions to Each Loan.......................................................................  23


                                    ARTICLE 4

                     CERTAIN REPRESENTATIONS AND WARRANTIES

Section 4.01      Participation Agreements Section 3............................................................  25
Section 4.02      Representations and Warranties in Schedule 4..................................................  25
Section 4.03      Authorization; Enforceability; Required Consents; Absence of Conflicts........................  25
Section 4.04      Litigation....................................................................................  26
Section 4.05      Burdensome Provisions.........................................................................  26
Section 4.06      No Adverse Change or Event....................................................................  26
Section 4.07      Additional Adverse Facts......................................................................  26


                                    ARTICLE 5

                                CERTAIN COVENANTS

Section 5.01      [Reserved] ...................................................................................  27
Section 5.02      Preservation of Existence and Properties, Scope of
                  Business, Compliance with Law, Payment of Taxes and Claims, Preservation of Enforceability....  27
Section 5.03      Insurance.....................................................................................  27
Section 5.04      Use of Proceeds...............................................................................  28
Section 5.05      Liens.........................................................................................  28

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
Section 5.06      Merger or Consolidation.......................................................................  28
Section 5.07      Disposition of Assets.........................................................................  28
Section 5.08      Incurrence of Debt............................................................................  29
Section 5.09      Limitations on Investments....................................................................  29
Section 5.10      Transactions with Affiliates..................................................................  29
Section 5.11      Subsidiaries..................................................................................  29
Section 5.12      Additional Facilities.........................................................................  29
Section 5.13      Payment of Operating and Maintenance Costs....................................................  29
Section 5.14      Annual Operating Budget.......................................................................  30
Section 5.15      AEE Revenues..................................................................................  30
Section 5.16      No Abandonment................................................................................  30
Section 5.17      Assignment....................................................................................  31


                                    ARTICLE 6

                                   INFORMATION

Section 6.01      Information to Be Furnished...................................................................  31
                  (a)   Quarterly Financial Statements..........................................................  31
                  (b)   Year-End Financial Statements; Accountants' Certificate.................................  31
                  (c)   Operating Budgets.......................................................................  32
                  (d)   Monthly Operations Report...............................................................  32
                  (e)   Notices under each of the Participation Agreements......................................  32
                  (f)   Reports and Filings.....................................................................  32
                  (g)   Requested Information...................................................................  33
                  (h)   Notice of Defaults, Material Adverse Changes and Other
                        Matters.................................................................................  33
Section 6.02      Accuracy of Financial Statements and Information..............................................  33
                  (a)   Historical Financial Statements.........................................................  33
                  (b)   Future Financial Statements.............................................................  34
                  (c)   Historical Information..................................................................  34
                  (d)   Future Information......................................................................  35
Section 6.03      Additional Covenants Relating to Disclosure...................................................  35
                  (a)   Accounting Methods and Financial Records................................................  35
                  (b)   Fiscal Year.............................................................................  35
                  (c)   Visits, Inspections and Discussions.....................................................  35
Section 6.04      Authorization of Third Parties to Deliver Information and Discuss Affairs.....................  36

                                    ARTICLE 7

                                     DEFAULT

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
Section 7.01      Events of Default.............................................................................  36
Section 7.02      Remedies upon Event of Default................................................................  38


                                    ARTICLE 8

                      ADDITIONAL CREDIT FACILITY PROVISIONS

Section 8.01      Mandatory Suspension and Conversion of Eurodollar Rate Loans..................................  39
Section 8.02      Regulatory Changes............................................................................  40
Section 8.03      Capital Requirements..........................................................................  40
Section 8.04      Funding Losses................................................................................  41
Section 8.05      Certain Determinations........................................................................  41
Section 8.06      Change of Lending Office......................................................................  41
Section 8.07      Replacement of Bank in Respect of Increased Costs.............................................  42


                                    ARTICLE 9

                                    THE AGENT

Section 9.01      Appointment and Powers........................................................................  42
Section 9.02      Limitation on Agent's Liability...............................................................  43
Section 9.03      Defaults......................................................................................  43
Section 9.04      Rights as a Bank..............................................................................  44
Section 9.05      Indemnification...............................................................................  44
Section 9.06      Non-Reliance on Agent and Other Banks.........................................................  44
Section 9.07      Execution and Amendment of Loan Documents on Behalf of the Banks..............................  45
Section 9.08      Resignation of the Agent......................................................................  45


                                   ARTICLE 10

                                  MISCELLANEOUS

Section 10.01     Notices and Deliveries........................................................................  46
                  (a)   Notices and Materials Other than Collateral.............................................  46
                  (b)   Collateral..............................................................................  48
Section 10.02     Expenses; Indemnification.....................................................................  48
Section 10.03     Amounts Payable Due upon Request for Payment..................................................  49
Section 10.04     Remedies of the Essence.......................................................................  49
Section 10.05     Rights Cumulative.............................................................................  49

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
Section 10.06     Amendments; Waivers...........................................................................  49
Section 10.07     Set-Off; Suspension of Payment and Performance................................................  50
Section 10.08     Sharing of Recoveries.........................................................................  51
Section 10.09     Assignments and Participations................................................................  52
                  (a)   Assignments.............................................................................  52
                  (b)   Participations..........................................................................  53
Section 10.10     Governing Law.................................................................................  54
Section 10.11     Judicial Proceedings; Waiver of Jury Trial....................................................  54
Section 10.12     LIMITATION OF LIABILITY.......................................................................  55
Section 10.13     Process Agent.................................................................................  55
Section 10.14     Severability of Provisions....................................................................  55
Section 10.15     Counterparts..................................................................................  55
Section 10.16     Survival of Obligations.......................................................................  55
Section 10.17     Entire Agreement..............................................................................  55
Section 10.18     Successors and Assigns........................................................................  56
Section 10.19     No Fiduciary Relationship Established By Loan Documents.......................................  56
Section 10.20     No Recourse to Affiliates.....................................................................  56
Section 10.21     Confidential Information......................................................................  56
Section 10.22     Registered Notes..............................................................................  57

SCHEDULES

Schedule 2.02                            -     Notice of Borrowing
Schedule 2.03(c)(iv)                     -     Notice of Conversion or Continuation
Schedule 2.05(a)                         -     Notice of Prepayment
Schedule 2.05(c)                         -     Notice of Clean-Up Period
Schedule 2.13(a)(iv)                     -     Non-US Bank Certificate
Schedule 3.01(b)(vi)                     -     Form of Borrower's Counsel Opinion
Schedule 3.01(b)(vii)                    -     Form of Agent's Counsel Opinion
Schedule 4.01                            -     Certain Representations and Warranties(PA 3.1)
Schedule 4.02                            -     Certain Representations and Warranties(PA 3.1)
Schedule 4.03                            -     Required Consents and Governmental Approvals
Schedule 4.04                            -     Material Litigation
Schedule 4.07                            -     Additional Material Adverse Facts
Schedule 5.01                            -     [Reserved]
Schedule 6.01(a)                         -     Certificate As To Financial Statements and Defaults
Schedule 6.02(a)                         -     Base Financial Statements
Schedule 7.01(g)                         -     Certain Events of Default (Lease Agreement)
Schedule 10.09(a)                        -     Notice of Assignment

EXHIBITS

Exhibit A                                -     Promissory Note

                      SECURED REVOLVING O&M COSTS FACILITY

                            Dated as of May 14, 1999

         AES EASTERN ENERGY, L.P., as Borrower, the BANKS, and CREDIT SUISSE FIRST BOSTON, as Agent, agree as follows (with certain terms used herein being defined in Article 1):


                                    ARTICLE 1

                                 INTERPRETATION

         Section 1.01 Defined Terms. Each capitalized term used herein and not otherwise defined herein shall have the definition assigned to such term in Appendix A to the Participation Agreement (Kintigh A-1), dated as of May 1, 1999 among AEE, the Owner Trust, the Owner Participant, the Indenture Trustee and the Pass Through Trustee and the principles of interpretation set forth in such Appendix A shall apply to such definitions. As used herein, the term "Leases" shall refer not only to the singular of such term as defined in such Appendix A but also refer to each Other Lease and each Related Lease as such terms are defined in such Appendix A and the term "Participation Agreements" shall refer not only to the singular of such term as defined in such Appendix A but also refer to each other Participation Agreement as defined in any Other Lease or any Related Lease. For the purposes of the Loan Documents:

         "Additional Facilities Mortgage" means a mortgage upon all or part of the Additional Facilities securing the Secured Debt.

         "AEE 2 Entity" means AEE 2, AES Westover L.L.C. and AES Greenridge
L.L.C.

         "Adjusted Eurodollar Rate" means, for any Interest Period, a rate per annum (rounded upward, if necessary, to the next higher 1/16 of 1%) equal to the rate obtained by dividing (a) the Eurodollar Rate for such Interest Period by
(b) a percentage equal to 1 minus the Reserve Requirement in effect from time to time during such Interest Period.

         "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such first Person; unless otherwise specified, "Affiliate" means an Affiliate of the Borrower.

         "Agent" means Credit Suisse First Boston, as agent for and representative (within the meaning of Section 9-105(m) of the Uniform Commercial
Code) of the Banks under the Loan Documents, and any successor Agent appointed pursuant to Section 9.08.

         "Agent's Fee Letter" means the letter agreement dated the date hereof between the Borrower and Credit Suisse First Boston.

         "Agent's Office" means the address of the Agent specified in or determined in accordance with the provisions of Section 10.01(a)(ii).

         "Agreement" means this Agreement, including all schedules, annexes and exhibits hereto.

         "Agreement Date" means the date set forth as such on the signature pages hereof, which is the date the executed copies of this Agreement were delivered by all parties hereto and, accordingly, this Agreement became effective and the Banks first became committed to make the Loans and other extensions of credit contemplated by this Agreement. If no such date is there set forth, the Agreement Date shall be the date as of which this Agreement is dated.

         "Applicable Law" means, anything in Section 10.10 to the contrary notwithstanding, (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations and orders of governmental bodies, (ii) Governmental Approvals and Governmental Registrations and (iii) orders, decisions, judgments and decrees.

         "Available Commitment" of any Bank means, at any time, the Commitment of such Bank at such time less such Bank's pro rata apportionment of the principal amount outstanding at such time under the Secured Debt.

         "Bank" means (a) any Person listed on the signature pages hereof following the Agent and (b) any Person (other than the Borrower or any of its Affiliates) that has been assigned any or all of the rights or obligations of a Bank pursuant to Section 10.09(a).

         "Bank Tax" means any net income or franchise tax or an equivalent type of tax imposed upon any Bank by any jurisdiction (or political subdivision thereof) in which such Bank or any of its Lending Offices is located.

         "Base Rate" means, for any day, a rate per annum equal to the higher of
(a) the Prime Rate in effect on such day and (b) the sum of the Federal Funds Rate in effect on such day plus 0.50%.

         "Base Rate Loan" means any Loan the interest on which is, or is to be, as the context may require, computed on the basis of the Base Rate.

         "Borrower" means AES Eastern Energy, L.P., a Delaware limited partnership.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.

         "Capital Security" means, with respect to any Person, (a) any share of capital stock of or other unit of ownership interest in such Person or (b) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of or other unit of ownership interest in such Person.

         "Clean-Up Period" means, with respect to each consecutive period of 365 or, in the case of a leap year, 366 consecutive days occurring within the period from the Agreement Date through the Maturity Date, one period of 30 consecutive days prior to and including one Rent Payment Date included within such annual period, such Rent Payment Date to be selected at the option of the Borrower.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means all property in which a Lien is created pursuant to the Pledge Agreement or the Security Agreement.

         "Commitment" of any Bank means the amount set forth opposite such Bank's name under the heading "Commitment" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, the amount of the assignor's Commitment assigned to such Bank, in either case, as the same may be reduced from time to time pursuant to Section 2.07 or increased or reduced from time to time pursuant to assignments in accordance with Section 10.09(a), or (b) as the context may require, the obligation of such Bank to make Loans in an aggregate unpaid principal amount not exceeding such amount.

         "Commitment Letter" means the letter agreement dated as of the date hereof and related correspondence between CSFB and The AES Corporation subject to the terms and conditions of which CSFB agrees to provide a working capital facility to the Borrower.

         "Consolidated Subsidiary" means a Subsidiary which is such by virtue of clause (a) of the definition thereof.

         "Contract" means (a) any agreement (whether bi-lateral or uni-lateral or executory or non-executory and whether a Person entitled to rights thereunder is so entitled directly or as a third party beneficiary), including an indenture, lease or license, (b) any deed or other instrument of conveyance, (c) any certificate of incorporation or charter and (d) any by-law.

         "Control" means, with respect to a Person, possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management or policies of such first Person, whether through the ownership of voting securities, by contract or otherwise. The words "Controlling" and "controlled" have correlative meanings.

         "Debt" means any Liability that constitutes "debt" or "Debt" under section 101(11) of the Bankruptcy Code or under the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any analogous Applicable Law.

         "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Dollars" and the sign "$" mean lawful money of the United States of America.

         "Domestic Lending Office" of any Bank means (a) the branch or office of such Bank set forth below such Bank's name under the heading "Domestic Lending Office" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, the branch or office of such Bank set forth under the heading "Domestic Lending Office" in the Notice of Assignment given to the Borrower and the Agent with respect to such assignment or (b) such other branch or office of such Bank designated by such Bank from time to time as the branch or office at which its Base Rate Loans are to be made or maintained.

         "Eligible Assignee" means (a) any commercial bank, savings and loan institution or savings bank organized under the laws of the United States, or any State thereof, and having combined capital and surplus in excess of $100,000,000, (b) any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having combined capital and surplus (or the equivalent thereof under the accounting principles applicable thereto) in excess of $100,000,000, provided that such bank is acting through a branch, agency or Affiliate located in the country in which it is organized or another country that is also a member of the OECD, (c) the central bank of any country that is a member of the OECD or (d) any insurance company, pension fund, mutual fund or other financial institution of recognized standing.

         "Enacted", as applied to a Regulatory Change, means the date such Regulatory Change first becomes effective or is implemented or first required or expected to be complied with, whether the same is (a) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, a request or directive of a regulatory authority, or otherwise or (b) enacted, adopted, issued or proposed before or after the Agreement Date.

         "Eurodollar Business Day" means any Business Day on which dealings in Dollar deposits are carried on in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.

         "Eurodollar Lending Office" of any Bank means (a) the branch or office of such Bank set forth below such Bank's name under the heading "Eurodollar Lending Office" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, the branch or office of such Bank set forth under the heading "Eurodollar Lending Office" in the Notice of Assignment given to the Borrower and the Agent with respect to such assignment or (b) such other branch or office of such Bank designated by such Bank from time to time as the branch or office at which its Eurodollar Rate Loans are to be made or maintained.

         "Eurodollar Rate" means, for any Interest Period:

         (a) the rate per annum determined by the Agent at approximately 11:00 a.m. (London time) on the date which is two Eurodollar Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period or

         (b) to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition the "Eurodollar Rate" shall be the interest rate per annum determined by the Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England by the Reference Banks at approximately 11:00 a.m. (London time) on the date which is two Eurodollar Business Days prior to the beginning of such Interest Period. If at least two such quotations are provided, the rate for the rate for such Interest Period will be the arithmetic mean (rounded upward, if necessary, to the nearest 1/16 of 1%) of the quotations. If fewer than two quotations are provided, as requested, the rate for such Interest Period will be the arithmetic mean (rounded upward, if necessary, to the nearest 1/16 of 1%) of the rates quoted by major banks in New York City selected by the Agent at approximately 11:00 a.m. New York City time on the first day of such Interest Period for loans in Dollars to leading European banks for a term comparable to such Interest Period commencing on the first day of such Interest Period and in an amount of $1,000,000.

         "Eurodollar Rate Loan" means any Loan the interest on which is, or is to be, as the context may require, computed on the basis of the Adjusted Eurodollar Rate.

         "Event of Default" means any of the events specified in Section 7.01.

         "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by Credit Suisse First Boston from three Federal funds brokers of recognized standing selected by such bank.

         "Governmental Approval" means any authority, consent, approval, license (or the like) or exemption (or the like) of any governmental unit.

         "Governmental Registration" means any registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit.

         "Indemnified Person" means any Person that is, or at any time, was, the Agent, a Bank, an Affiliate of the Agent or a Bank or a director, officer, employee or agent of any such Person.

         "Information" means data, certificates, reports, statements (including financial statements), opinions of counsel, documents and other information.

         "Intellectual Property" means (a) (i) patents and patent rights, (ii) trademarks, trademark rights, trade names, trade name rights, corporate names, business names, trade styles, service marks, logos and general intangibles of like nature and (iii) copyrights, in each case whether registered, unregistered or under pending registration and, in the case of any such that are registered or under pending registration, whether registered or under pending registration under the laws of the United States or any other country, (b) reissues, continuations, continuations-in-part and extensions of any Intellectual Property referred to in clause (a), and (c) rights relating to any Intellectual Property referred to in clause (a) or (b), including rights under applications (whether pending under the laws of the United States or any other country) or licenses relating thereto.

         "Interest Payment Date" means (i) on and before January 1, 2000, the first Business Day of July and October and (ii) after January 1, 2000, each Rent Payment Date and the first Business Day of April and October of each year.

         "Interest Period" means a period commencing, in the case of the first Interest Period applicable to a Eurodollar Rate Loan, on the date of the making of, or conversion into, such Loan, and, in the case of each subsequent, successive Interest Period applicable thereto, on the last day of the immediately preceding Interest Period, and ending, depending on the Type of Loan, on the same day in the first calendar month thereafter, except that (a) any Interest Payment Date that would otherwise have a Rent Payment Date occur during the term of that Interest Period shall end on the day that is such Rent Payment Date, (b) any Interest Period that would otherwise end on a day that is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day and (c) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends) shall end on the last Eurodollar Business Day of a calendar month.

         "Lending Office" of any Bank means the Domestic Lending Office or the Eurodollar Lending Office of such Bank.

         "Liability" of any Person means (in each case, whether with full or limited recourse) any indebtedness, liability obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under Contract, Applicable Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

         "Lien" means, with respect to (a) any property or asset, including any investment property, (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by Contract, operation of law, legal process or otherwise) (i) any mortgage, lien, pledge, attachment, levy or other security interest of any kind thereupon or in respect thereof or (ii) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any Liability in priority to the payment of the ordinary, unsecured Liabilities of such Person, or (b), in the case of any investment property, any Contract or other arrangement, express or implied, under which any Person has the right to control such investment property, provided that for purposes of this definition the right of the Borrower to direct the investment of such property shall not constitute control of such investment property. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means any amount advanced by a Bank pursuant to Section 2.01.

         "Loan Document Related Claim" means any claim or dispute (whether arising under Applicable Law, including any "environmental" or similar law, under Contract or otherwise and, in the case of any proceeding relating to any such claim or dispute, whether civil, criminal, administrative or otherwise) in any way arising out of, related to, or connected with, the Loan Documents, the relationships established thereunder or any actions or conduct thereunder or with respect thereto, whether such claim or dispute arises or is asserted before or after the Agreement Date or before or after the Repayment Date.

         "Loan Document Representation and Warranty" means any "Representation and Warranty" as defined in any Loan Document and any other representation or warranty made or deemed made under any Loan Document.

         "Loan Documents" means (a) this Agreement, the Notes, the Pledge Agreement, the Security Agreement, the Agent's Fee Letter, the Commitment Letter and the Depository Agreement and (b) all other agreements, documents and instruments relating to, arising out of, or in any way connected with any agreement, document or instrument referred to in clause (a) to which the Agent or any Bank and The AES Corporation or one or more AEE Entities are parties.

         "Loan Party" means any Person (other than the Agent or a Bank) that is a party to a Loan Document.

         "Materially Adverse Effect" means, (a) with respect to any Person, any materially adverse effect on such Person's business, assets, Liabilities, financial condition, or results of operations or business prospects, (b) with respect to a group of Persons "taken as a whole", any materially adverse effect on such Persons' business, assets, Liabilities, financial conditions, or results of operations or business prospects taken as a whole on, where appropriate, a consolidated basis in accordance with GAAP, (c) with respect to any Loan Document, any adverse effect, in any material respect, on the binding nature, validity or enforceability thereof as an obligation of the Borrower and (d) with respect to any Collateral, or any category of Collateral, pledged by the Borrower, a materially adverse effect on its value as Collateral or a Materially Adverse Effect with respect to AEE 2 or its utility in the Borrower's business or an adverse effect, in any material respect, on the validity, perfection, priority or enforceability of the Security Interest therein.

         "Maturity Date" means the third anniversary of the Agreement Date provided, that with the written consent of each of the Banks, the Borrower may extend such date to the fourth or fifth anniversary of the Agreement Date.

         "Maximum Permissible Rate" means, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in (a) civil or criminal penalties being imposed on the payee or (b) the payee's being unable to enforce payment of (or, if collected, to retain) all or any part of such amount or the interest payable thereon.

         "Non-US Bank" means a Person that is not a United States Person and that is not described in Section 881(c)(3) of the Code.

         "Note" means any Note in the form of Exhibit A.

         "Notice of Assignment" means any notice to the Borrower and the Agent with respect to an assignment pursuant to Section 10.09(a) in the form of
Schedule 10.09(a).

         "Person" means any individual, sole proprietorship, corporation, partnership, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof.

         "Pledge Agreement" means the LLC Membership Interest Pledge Agreement, dated as of the date hereof, between AES Eastern Energy, L.P. and Credit Suisse First Boston, as Secured Party.

         "Post-Default Rate" means the rate otherwise applicable under Section 2.03(a)(i) plus 2.0%.

         "Prime Rate" means the prime commercial lending rate of Credit Suisse First Boston, as publicly announced to be in effect from time to time at its New York branch. The Prime Rate shall be adjusted automatically, without notice, on the effective date of any change in such prime commercial lending rate. The Prime Rate is not necessarily Credit Suisse First Boston's lowest rate of interest.

         "Reference Banks" means four major banks, selected by the Agent, in the London interbank market.

         "Register" means a register kept at the Agent's office by the Agent on behalf of the Borrower, at no extra charge to the Borrower, on which the Agent records the names of the Registered Holders of Registered Notes.

         "Registered Holder" means the Person in whose name a Registered Note is registered.

         "Registered Note" means a Note the name of the holder of which has been recorded on the Register. The registration of a Note shall constitute the registration of a Loan evidenced thereby.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System.

         "Regulatory Change" means any Applicable Law, interpretation, directive, determination, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that is Enacted after the Agreement Date, including any such that imposes, increases or modifies any Tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, or determines that the Commitments do not constitute commitments with an original maturity of one year or less, but excluding any such that imposes, increases or modifies any Bank Tax.

         "Repayment Date" means the later of (a) the termination of the Commitments (whether as a result of the occurrence of the Maturity Date, reduction to zero pursuant to Section 2.07 or termination pursuant to Section 7.02) and (b) the payment in full of the Loans and all other amounts payable or accrued under the Loan Documents.

         "Representation and Warranty" means any representation or warranty made pursuant to or under (a) Section 3.02, Article 4, Section 6.02 or any other provision of this Agreement or (b) any amendment to, or waiver of rights under, this Agreement, WHETHER OR NOT, IN THE CASE OF ANY REPRESENTATION OR WARRANTY REFERRED TO IN CLAUSE (a) OR (b) OF THIS DEFINITION (EXCEPT, IN EACH CASE, TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED), THE INFORMATION THAT IS THE SUBJECT MATTER THEREOF IS WITHIN THE KNOWLEDGE OF THE BORROWER.

         "Required Banks" means, at any time, Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have expired or been terminated, Banks having more than 50% of the aggregated amount of the Loans outstanding.

         "Reserve Requirement" means, at any time, the then current maximum rate for which reserves (including any marginal, supplemental or emergency reserve), are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding five billion Dollars against "Eurocurrency liabilities", as that term is used in Regulation D. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "Secured Debt" means Indebtedness of AEE in an aggregate principal amount of up to $25 Million secured by the Additional Facilities Mortgage pursuant to terms reasonably acceptable to the Required Banks including but not limited to terms permitting the Banks to purchase or pay down such Indebtedness during the continuance of an Event of Default.

         "Secured Party" has the meaning ascribed to such term in the Pledge Agreement and the Security Agreement.

         "Security Agreement" means the Security Agreement, dated as of the date hereof, between AEE 2, L.L.C. and Credit Suisse First Boston, as Secured Party.

         "Security Interest" means the Liens created, or purported to be created, by the Loan Documents.

         "Subsidiary" means, with respect to any Person at any time, (a) any other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements as of such time, and (b) any other Person (i) that is, at such time, Controlled by, or (ii) securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions), or other ownership interests of which ordinarily constituting a majority voting interest, are at such time, directly or indirectly, owned or controlled by such first Person, or by such first Person and one or more of its Subsidiaries; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

         "Tax" means any Federal, State or foreign tax, assessment or other governmental charge (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

         "Type" means, with respect to Loans, any of the following, each of which shall be deemed to be a different "Type" of Loan: Base Rate Loans and Eurodollar Rate Loans having a one-month Interest Period. Any Eurodollar Rate Loan having an Interest Period that differs from the duration specified for a Type of Eurodollar Rate Loan listed above solely as a result of the operation of clauses (a) and (b) of the definition of "Interest Period" shall be deemed to be a Loan of such above-listed Type notwithstanding such difference in duration of Interest Periods.

         "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

         "United States Person" means a corporation, partnership or other entity created, organized or incorporated under the laws of the United States of America or a State thereof (including the District of Columbia).

         Section 1.02 Other Interpretive Provisions.

                  (a) Except as otherwise specified herein, all references herein (i) to any Person shall be deemed to include such Person's successors and assigns, (ii) to any Applicable Law defined or referred to herein shall be deemed references to such Applicable Law or any successor Applicable Law as the same may have been or may be amended or supplemented from time to time and (iii) to any Loan Document or Contract (other than each of the Leases and each of the Participation Agreements) defined or referred to herein shall be deemed references to such Loan Document or Contract (and, in the case of any Note or any other instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

                  (b) When used in this Agreement, the words "herein", "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article", "Section", "Annex", "Schedule" and "Exhibit" shall refer to Articles and Sections of, and Annexes, Schedules and Exhibits to, this Agreement unless otherwise specified.

                  (c) Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

                  (d) Any item or list of items set forth following the word "including", "include" or "includes" is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included", such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are "included" are limited to such items or to items similar to such items.

                  (e) Each authorization in favor of the Agent, the Banks or any other Person granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.

                  (f) Except as otherwise specified herein, all references herein to the Agent, any Bank or the Borrower shall be deemed to refer to such Person however designated in Loan Documents, so that (i) a reference to rights or duties of the Agent under the Loan Documents shall be deemed to include the rights or duties of such Person as the Secured Party under the Pledge Agreement and the Security Agreement, (ii) a reference to costs incurred by a Bank in connection with the Loan Documents shall be deemed to include costs incurred by such Person as a Principal under the Pledge Agreement and the Security Agreement and (iii) a reference to the obligations of the Borrower under the Loan Documents shall be deemed to include the obligations of such Person as the Pledgor under the Pledge Agreement.

                  (g) Except as otherwise specified herein, all references to the time of day shall be deemed to be to New York City time as then in effect.

                  (h) Except where the context clearly indicates a different meaning, all terms defined in Article 1, 8 or 9 of the Uniform Commercial Code, as in effect on the Agreement Date, are used herein with the meanings therein ascribed to them.

         Section 1.03 Accounting Matters.

         Unless otherwise specified herein, all accounting determinations hereunder and all computations utilized by the Borrower in complying with the covenants contained herein shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, except, in the case of such financial statements, for departures from GAAP that may from time to time be approved in writing by the independent certified public accountants who are at the time, in accordance with Section 6.02(b), reporting on the Borrower's financial statements.

         Section 1.04 Representations and Warranties.

         All Representations and Warranties shall be deemed made (a) in the case of any Representation and Warranty contained in this Agreement at the time of its initial execution and delivery, except where otherwise stated therein at and as of the Agreement Date, (b) in the case of any Representation and Warranty contained in this Agreement or any other document at the time any Loan is made, except where otherwise stated therein at and as of such time and (c) in the case of any particular Representation and Warranty, wherever contained at such other time or times as such Representation and Warranty is made or deemed made in accordance with the provisions of this Agreement or the document pursuant to, under or in connection with which such Representation and Warranty is made or deemed made.

         Section 1.05 Captions.

         Captions to Articles, Sections and subsections of, and Annexes, Schedules and Exhibits to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

         Section 1.06 Interpretation of Related Documents.

         Except as otherwise specified therein, terms that are defined herein that are used in Notes, certificates, opinions and other documents delivered in connection herewith shall have the meanings ascribed to them herein and such documents shall be otherwise interpreted in accordance with the provisions of this Article 1.

                                    ARTICLE 2

                                CREDIT FACILITY

         Section 2.01 Commitment to Lend.

         Upon the terms and subject to the conditions of this Agreement, each Bank agrees to make, from time to time during the period from the Agreement Date through the Maturity Date, one or more Loans to the Borrower in an aggregate unpaid principal amount not exceeding at any time such Bank's Available Commitment at such time. Subject to Section 2.06 and the other terms and conditions of this Agreement, the Loans may, at the option of the Borrower, be made as, and from time to time continued as or converted into, Base Rate or Eurodollar Rate Loans of any permitted Type, or any combination thereof. The aggregate amount of the Commitments on the Agreement Date is $50,000,000. Upon the terms and subject to the conditions of this Agreement, the Borrower may borrow, pay or prepay and reborrow Loans.

         Section 2.02 Manner of Borrowing.

                  (a) The Borrower shall give the Agent notice (which shall be irrevocable) no later than 12:00 noon on, in the case of Base Rate Loans, the Business Day before the requested date for the making of such Loans, and, in the case of Eurodollar Rate Loans, the third Eurodollar Business Day, before the requested date for the making of such Loans. Each such notice shall be in the form of Schedule 2.02 and shall specify (i) the requested date for the making of the requested Loans, which shall be (x) in the case of Base Rate Loans, a Business Day and, in the case of Eurodollar Rate Loans, a Eurodollar Business Day and (y) shall not be a day during a Clean-Up Period, (ii) the Type or Types of Loans requested and (iii) the amount of each such Type of Loan. Upon receipt of any such notice, the Agent shall promptly notify each Bank of the contents thereof and of the amount and Type of each Loan to be made by such Bank on the requested date specified therein.

                  (b) Not later than 1:00 p.m. on each requested date for the making of Loans, each Bank shall, if it has received the notice contemplated by
Section 2.02(a) on or prior to its close of business on, in the case of Base Rate Loans, the Business Day, and, in the case of Eurodollar Rate Loans, the third Eurodollar Business Day, before such date, make available to the Agent, in Dollars in funds immediately available to the Agent at the Agent's Office, the Loans to be made by such Bank on such date. Any Bank's failure to make any Loan to be made by it on the requested date therefor shall not relieve any other Bank of its obligation to make any Loan to be made by such other Bank on such date, but such other Bank shall not be liable for such failure.

                  (c) Unless the Agent shall have received notice from a Bank prior to 10:00 a.m. on the requested date for the making of any Loans that such Bank will not make available to the Agent the Loans requested to be made by such Bank on such date, the Agent may assume that such Bank has made such Loans available to the Agent on such date in accordance with Section 2.02(b) and the Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount on behalf of such Bank. If and to the extent such Bank shall not have so made available to the Agent the Loans requested to be made by such Bank on such date and the Agent shall have so made available to the Borrower a corresponding amount on behalf of such Bank, such Bank shall, on demand, pay to the Agent such corresponding amount together with interest thereon, for each day from the date such amount shall have been so made available by the Agent to the Borrower until the date such amount shall have been repaid to the Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Base Rate. If such Bank does not pay such corresponding amount promptly upon the Agent's demand therefor, the Agent may notify the Borrower and the Borrower shall immediately repay such corresponding amount to the Agent together with accrued interest thereon at the applicable rate or rates provided in Section 2.03(a).

                  (d) All Loans made available to the Agent in accordance with
Section 2.02(b) shall be disbursed by the Agent not later than 2:00 p.m. on the requested date therefor in Dollars in funds immediately available to the Borrower by credit to an account of the Borrower at the Agent's Office or in such other manner as may have been specified in the applicable notice and as shall be acceptable to the Agent.

         Section 2.03 Interest.

                  (a) Rates.

                  (i) Subject to Section 2.03(a)(ii), (A) each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to (1) so long as it is a Base Rate Loan, the Base Rate as in effect from time to time plus 1.00% and (2) so long as it is a Eurodollar Rate Loan, the applicable Adjusted Eurodollar Rate plus 1.75% and (B) each other amount due and payable under the Loan Documents shall, to the maximum extent permitted by Applicable Law, bear interest at a rate per annum equal to the Base Rate as in effect from time to time plus 1.00%.

                  (ii) During an Event of Default (and whether before or after judgment), each Loan (whether or not due) and, to the maximum extent permitted by Applicable Law, each other amount due and payable under the Loan Documents shall bear interest at a rate per annum equal to the applicable Post-Default Rate.

                  (b) Payment.

                  Interest shall be payable, in the case of Loans that are (i) Base Rate Loans, on each Interest Payment Date, (ii) Eurodollar Rate Loans, on the last day of each applicable Interest Period, (iii) any Loan, when such Loan shall be due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) or converted, but only to the extent then accrued on the amount then so due or converted, and
(iv) all other amounts due and payable under the Loan Documents, on demand. Interest at the Post-Default Rate shall be payable on demand.

                  (c) Conversion and Continuation.

                  (i) All or any part of the principal amount of Loans of any Type may, on any Business Day, be converted into any other Type or Types of Loans, except that (A) Eurodollar Rate Loans may be converted only on the last day of an applicable Interest Period and (B) Base Rate Loans may be converted into Eurodollar Rate Loans only on a Eurodollar Business Day.

                  (ii) Base Rate Loans shall continue as Base Rate Loans unless and until such Loans are converted into Loans of another Type. Eurodollar Rate Loans of any Type shall continue as Loans of such Type until the end of the then current Interest Period therefor, at which time they shall be automatically converted into Base Rate Loans unless the Borrower shall have given the Agent notice in accordance with
         Section 2.03(c)(iv) requesting either that such Loans continue as Loans of such Type for another Interest Period or that such Loans be converted into Loans of another Type at the end of such Interest Period.

                  (iii) Notwithstanding anything to the contrary contained in
         Section 2.03(c)(i) or (ii), during a Default, the Agent may notify the Borrower that Loans may only be converted into or continued as Loans of certain specified Types and, thereafter, until no Default shall continue to exist, Loans may not be converted into or continued as Loans of any Type other than one or more of such specified Types.

                  (iv) The Borrower shall give the Agent notice (which shall be irrevocable) of each conversion of Loans or continuation of Eurodollar Rate Loans no later than 10:00 a.m. on, in the case of a conversion into Base Rate Loans, the Business Day, and, in the case of a conversion into or continuation of Eurodollar Rate Loans, the third Eurodollar Business Day, before the requested date of such conversion or continuation. Each notice of conversion or continuation shall be in the form of Schedule 2.03(c)(iv) and shall specify (A) the requested date of such conversion or continuation, (B) the amount and Type and, in the case of Eurodollar Rate Loans, the last day of the applicable Interest Period of the Loans to be converted or continued and (C) the amount and Type or Types of Loans into which such Loans are to be converted or as which such Loans are to be continued. Upon receipt of any such notice, the Agent shall promptly notify each Bank of (x) the contents thereof, (y) the amount and Type and, in the case of Eurodollar Rate Loans, the last day of the applicable Interest Period of each Loan to be converted or continued by such Bank and (z) the amount and Type or Types of Loans into which such Loans are to be converted or as which such Loans are to be continued.

                  (d) Maximum Interest Rate.

                  Nothing contained in the Loan Documents shall require the Borrower at any time to pay interest at a rate exceeding the Maximum Permissible Rate. If interest payable by the Borrower on any date would exceed the maximum amount permitted by the Maximum Permissible Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Maximum Permissible Rate shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum amount permitted for such period shall be deemed to have been applied as a prepayment of the Loans.

         Section 2.04 Repayment.

         The Loans shall mature and become due and payable, and shall be repaid by the Borrower, in full on the Maturity Date.

         Section 2.05 Prepayments.

                  (a) Optional Payments.

                  The Borrower may, at any time and from time to time, prepay the Loans in whole or in part, without premium or penalty (but subject to Section 8.04), except that any partial prepayment shall be in an aggregate principal amount of at least $1,000,000. Under the terms and subject to the conditions of this Agreement, the Borrower may reborrow amounts that have been prepaid. The Borrower shall give the Agent notice of each prepayment no later than 10:00 a.m. on, in the case of a prepayment of Base Rate Loans, the Business Day, and, in the case of a prepayment of Eurodollar Rate Loans, the third Eurodollar Business Day, before the date of such prepayment. Each such notice of prepayment shall be in the form of Schedule 2.05(a) and shall specify (i) the date such prepayment is to be made and (ii) the amount and Type and, in the case of Eurodollar Rate Loans, the last day of the applicable Interest Period of the Loans to be prepaid. Upon receipt of any such notice, the Agent shall promptly notify each Bank of the contents thereof and the amount and Type and, in the case of Eurodollar Rate Loans, the last day of the applicable Interest Period of each Loan of such Bank to be prepaid. Amounts to be prepaid shall irrevocably be due and payable on the date specified in the applicable notice of prepayment, together with interest thereon as provided in Section 2.03(b).

                  (b) Available Commitments Mandatory Prepayments.

                  If at any time immediately after giving effect to any borrowing of Secured Debt, the aggregate unpaid principal amount of the Loans would exceed the aggregate amount of Available Commitments, the Borrower shall, prior to borrowing Secured Debt, prepay Loans in an aggregate principal amount not less than the amount of such excess; provided that if the Loans are to be immediately prepaid with the proceeds of the Secured

Debt and notice of such prepayment has been given as provided in Section 2.05(a), such prepayments may be made at the time of such borrowing of Secured Debt.

                  (c) Clean-Up Period Mandatory Prepayments.

                  The Borrower shall prepay in whole all Loans on the Business Day immediately preceding each Clean-Up Period. The Borrower shall not later than the first day of each Clean-Up Period notify the Agent of the commencement of such Clean-Up Period. Each such notice of the commencement of a Clean-Up Period shall be in the form of Schedule 2.05(c) and shall specify the commencement date of such Clean-Up Period.

                  (d)   [Reserved].

                  (e) Rent Payment Date Mandatory Prepayments.

                  The Borrower shall prepay in whole all Loans outstanding immediately prior to making any payment of Rent, other than any payment of Rent made solely with amounts drawn under Rent Reserve Account Payment Undertaking Agreements, and shall not borrow hereunder on the date on which any payment of Rent shall be made.

         Section 2.06 Limitation on Types of Loans.

         Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall borrow, prepay, convert and continue Loans in a manner such that (a) the aggregate principal amount of Eurodollar Rate Loans of the same Type and having the same Interest Period shall at all times be not less than $5,000,000 (b) there shall not be, at any one time, more than five Interest Periods in effect with respect to Eurodollar Rate Loans of all Types and (c) no payment of Eurodollar Rate Loans will have to be made prior to the last day of an applicable Interest Period in order to repay the Loans in the amounts and (subject to Section 2.11(d)) on the date specified in Section 2.04.

         Section 2.07 Adjustment of Commitments.

         The Borrower may reduce the Commitments by giving the Agent notice (which shall be irrevocable) thereof no later than 10:00 a.m. on the third Business Day before the requested date of such reduction, except that no partial reduction of the Commitments shall be in an aggregate amount less than $1,000,000. Upon receipt of any such notice, the Agent shall promptly notify each Bank of the contents thereof and the amount to which such Bank's Commitment is to be irrevocably reduced. Once reduced, the Commitments may not be increased by the Borrower at any time thereafter.

         Section 2.08 Fees.

         (a) Commitment Fees.

         The Borrower shall pay to the Agent for the account of each Bank a commitment fee on the daily unused amount of such Bank's Commitment for each day from the Agreement Date through (but excluding) the Maturity Date at a rate per annum of 0.50%, payable on successive Interest Payment Dates, on the Maturity Date and on the date of any termination of such Bank's Commitment.

         (b) Minimum Utilization Fee.

         To the extent that the average daily aggregate unpaid principal amount of any Bank's Loans for any period from the Agreement Date, effective date of such Bank's Commitment or any increase therein or any Rent Payment Date to the next succeeding Rent Payment Date or date of termination or reduction of such Bank's Commitment ("Average Unpaid Loans") is less than an amount equal to one-half of such Bank's average daily Commitment for such period ("Minimum Utilization Amount"), the Borrower shall pay to the Agent for the account of such Bank a minimum utilization fee at a rate per annum of 1.25% on an amount equal to the difference between the Minimum Utilization Amount and the Average Unpaid Loans for such Bank for such period, payable on successive Rent Payment Dates, on the Maturity Date and on the date of any termination of such Bank's Commitment; provided that in calculating any period for purposes of this Section 2.08(b) the Clean-Up Period, each Rent Payment Date and the Maturity Date shall be excluded. The minimum utilization fee referred to in this Section 2.08(b) shall be in addition to the commitment fee referred to in Section 2.08(a).

         (c) Agency Fees.

         The Borrower shall pay to the Agent, for its own account, the fees payable to it under the Agent's Fee Letter.

         (d) Fees Non-Refundable. None of the fees payable under this Section
2.08 shall be refundable in whole or in part.

         Section 2.09 Computation of Interest and Fees.

         Interest calculated on the basis of the Adjusted Eurodollar Rate or the Federal Funds Rate and the commitment fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Interest calculated on the basis of the Prime Rate shall be computed on the basis of a year of 365 or 366 days, as applicable, and paid for the actual number of days elapsed. Interest for any period shall be calculated from and including the first day thereof to but excluding the last day thereof.

         Section 2.10 Evidence of Indebtedness.

         Each Bank's Loans and the Borrower's obligation to repay such Loans with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the records of such Bank and a single Note payable to the order of such Bank which, subject to Section 10.22, may be a Registered Note. The records of each Bank shall be prima facie evidence of such Bank's Loans and accrued interest thereon and of all payments made in respect thereof.

         Section 2.11 Payments by the Borrower.

                  (a) Time, Place and Manner.

                  All payments due to the Agent or the Banks under the Loan Documents shall be made to the Agent at the Agent's Office or to such other Person or at such other address as the Agent may designate by notice to the Borrower. All payments due to any Bank under the Loan Documents, whether made to the Agent or directly to such Bank, shall be made for the account of, in the case of payments in respect of Eurodollar Rate Loans, such Banks Eurodollar Lending Office and, in the case of all other payments, such Banks Domestic Lending Office. A payment shall not be deemed to have been made on any day unless such payment has been received by the required Person, at the required place of payment, in Dollars in funds immediately available to such Person at such place, no later than 12:00 noon on such day.

                  (b) No Reductions.

                  All payments due to the Agent or any Bank under the Loan Documents, and all other terms, conditions, covenants and agreements to be observed and performed by the Borrower thereunder, shall be made, observed or performed by the Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or Tax, except, subject to
Section 2.13, for any withholding or deduction for Taxes required to be withheld or deducted under Applicable Law.

                  (c) Extension of Payment Dates.

                  Whenever any payment to the Agent or any Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, or, in the case of payments of the principal of Eurodollar Rate Loans, a Eurodollar Business Day, such payment shall instead be due on the next succeeding Business or Eurodollar Business Day, as the case may be, unless, in the case of a payment of the principal of Eurodollar Rate Loans, such extension would cause payment to be due in the next succeeding calendar month, in which case such due date shall be advanced to the next preceding Eurodollar Business Day. If the date any payment under the Loan Documents is due is extended (whether by operation of any Loan Document, Applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

         Section 2.12 Distribution of Payments by the Agent.

                  (a) The Agent shall promptly distribute to each Bank its ratable share of each payment received by the Agent under the Loan Documents for the account of the

Banks by credit to an account of such Bank at the Agent's Office or by wire transfer to an account of such Bank at an office of any other commercial bank located in the United States.

                  (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks under the Loan Documents that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, cause to be distributed to each Bank on such due date a corresponding amount with respect to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent and the Agent shall have so distributed to any Bank a corresponding amount, such Bank shall, on demand, repay to the Agent the amount so distributed together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Base Rate.

         Section 2.13 Taxes.

                  (i) Taxes Payable by the Borrower.

                  If under Applicable Law any Tax is required to be withheld or deducted by the Borrower from, or is otherwise payable by the Borrower in connection with, any payment to the Agent or any Bank under the Loan Documents, the Borrower (A) shall (1), if so required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with Applicable Law and (2) indemnify the Agent and such Bank in accordance with the provisions of Section 10.02(d) against its failure so to do and (B) shall, subject to Section 2.13(a)(iii), pay to the Agent or such Bank, as applicable, such additional amounts as may be necessary so that the net amount received by the Agent or such Bank with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted by the Borrower, is equal to the full amount payable under the Loan Documents. If any Tax is withheld or deducted by the Borrower from, or is otherwise payable by the Borrower in connection with, any payment payable to the Agent or any Bank under the Loan Documents, the Borrower shall, as soon as possible after the date of such payment, furnish to the Agent or such Bank, as applicable, the original or a certified copy of a receipt for such Tax from the applicable taxing authority. If any payment due to the Agent or any Bank under the Loan Documents is or is expected to be made without withholding or deducting therefrom, or otherwise paying in connection therewith, any Tax payable by the Borrower to any taxing authority, the Borrower shall, within 30 days after any request from the Agent or such Bank, as applicable, furnish to the Agent or such Bank a certificate from such taxing authority, or an opinion of counsel acceptable to the Agent or such Bank, in either case stating that no Tax payable to such taxing authority was or is, as the case may be, required to be withheld or deducted from, or otherwise paid by the Borrower in connection with, such payment.

                       (ii) Taxes Payable by the Agent or any Bank.

                  The Borrower shall, within thirty days of request by the Agent or any Bank for the payment thereof, but subject to Section 2.13(a)(iii), pay to the Agent or such Bank, as the case may be, (A) all Taxes (other than Bank Taxes, payable by the Agent or such Bank, as the case may be) with respect to any payment due to the Agent or such Bank under the Loan Documents and (B) all Taxes payable by the Agent or such Bank as a result of payments made by the Borrower (whether made to a taxing authority or to the Agent or such Bank) pursuant to this
         Section 2.13(a)(ii). A certificate as to the amount of such payment or liability delivered to the Borrower by a Bank, or by the Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.

                      (iii) Limitations.

                  Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to pay any additional amount in respect of withholding of United States Federal income taxes pursuant to this
         Section 2.13 to any Bank (A) except to the extent such Taxes are required to be withheld as a result of (1) in the case of a Person that is a Bank on the Agreement Date, a Regulatory Change Enacted after the Agreement Date and (2) in the case of a Person that becomes a Bank after the Agreement Date, a Regulatory Change Enacted after such Person becomes a Bank, or (B) to the extent such withholding is required because such Bank has failed to submit any form or certificate that it is entitled to so submit under Applicable Law (including any Forms required to be submitted pursuant to Section 2.13(a)(iv)).

                     (iv) Exemption from US Withholding Taxes.

                  There shall be submitted to the Borrower and the Agent (A) on or before the first date that interest or fees are payable to such Bank under the Loan Documents (1) if at the time the same are applicable
         (aa) by each Bank that is not a United States Person, two duly completed and signed copies of Internal Revenue Service Form 1001 or 4224, in either case entitling such Bank to a complete exemption from withholding of any United States federal income taxes on all amounts to be received by such Bank under the Loan Documents or (bb) by each Bank that is a Non-US Bank (x) a duly completed Internal Revenue Service Form W-8 and (y) a certification in the form of Schedule 2.13(a)(iv) that such Bank is a Non-US Bank or (2) if at the time any of the foregoing are inapplicable, duly completed and signed copies of such form, if any, as entitles such Bank to exemption from withholding of United States federal income taxes to the maximum extent to which such Bank is then entitled under Applicable Law, and (B) from time to time thereafter, prior to the expiration or obsolescence of any previously delivered form or upon any previously delivered form becoming inaccurate or inapplicable, such further duly completed and signed copies of such form, if any, as entitles such Bank to exemption from withholding of United States federal income taxes to the maximum extent to which such Bank is then entitled under Applicable Law. Each Bank shall promptly notify the Borrower and the

         Agent if (A) it is required to withdraw or cancel any form or certificate previously submitted by it or any such form or certificate has otherwise become ineffective or inaccurate or (B) payments to it are or will be subject to withholding of United States federal income taxes to a greater extent than the extent to which payments to it were previously subject. Upon the request of the Borrower or the Agent, each Bank that is a United States Person shall from time to time submit to the Borrower and the Agent a certificate to the effect that it is such a United States Person and a duly completed Internal Revenue Service Form W-9.

         Section 2.14 Pro Rata Treatment.

         Except to the extent otherwise provided herein, (a) Loans of each Type to be made on any day shall be made by the Banks pro rata in accordance with their respective Commitments, (b) Loans of the Banks shall be converted and continued pro rata in accordance with their respective amounts of Loans of the Type and, in the case of Eurodollar Rate Loans, having the Interest Period being so converted or continued, (c) each reduction or increase in the Commitments shall be made pro rata in accordance with the respective amounts thereof and (d) each payment of the principal of or interest on the Loans or of fees shall be made for the account of the Banks pro rata in accordance with the respective amounts thereof then due and payable.


                                    ARTICLE 3

                               CONDITIONS TO LOANS

         Section 3.01 Conditions to Initial Loans.

         The obligation of each Bank to make its initial Loan is subject to the determination of each Bank, in its sole and absolute discretion, that each of the following conditions has been fulfilled:

                  (a) the Agent shall have determined that each closing condition in Section 4 of each of the Participation Agreements shall be fulfilled or waived as of the Closing Date in a manner satisfactory to the Agent;

                  (b) the Agent shall have received each of the following, in form and substance and, in the case of the materials referred to in clause (ii), certified in a manner satisfactory to the Agent:

                        (i) copies of each of the executed Operative Documents referred to in Section 4.1 of each of the Participation Agreements;

                       (ii) copies of the organizational documents, by-laws or other governing documents of each of the Borrower and each AEE Entity and resolutions of the board of directors or comparable governing body of the Borrower duly authorizing the Agreement;

                      (iii) a certificate of the Borrower stating that the representations and warranties set forth in Article 4 shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date;

                       (iv) all other certificates, consents, Governmental Approvals, reports, surveys, filings, recordings, policies and other documents delivered by or on behalf of any AEE Entity pursuant to
         Section 4 of each of the Participation Agreements;

                        (v) an opinion of counsel, dated the Closing Date and addressed to the Agent ,of each of the counsels listed in subsections 4.18(a) and (b) of each of the Participation Agreements;

                       (vi) an opinion of counsel for the Borrower, dated the requested date for the making of such Loan, in the form of Schedule 3.01(b)(vi), with such changes as the Agent shall reasonably approve;

                      (vii) an opinion of counsel for the Agent, dated the requested date for the making of such Loan, in the form of Schedule 3.01(b)(vii);

                     (viii) a duly executed Note for each Bank;

                     (ix) a duly executed copy of the Pledge Agreement;

                     (x)  a duly executed copy of the Security Agreement;

                     (xi) either (A) such duly executed UCC-1 financing
                  statements and other documents as the Agent may reasonably request, the filing or recordation of which is necessary or appropriate in the Agent's determination to create or perfect a security interest in the Collateral under Applicable Law, or
                  (B) evidence, as the Agent may reasonably request, of the filing or recordation of the same in such offices as the Agent shall have specified;

                  (c) all fees payable on or prior to the requested date of such Loan pursuant to Section 2.08 of this Agreement or any other Loan Document, and all amounts payable pursuant to Section 10.02 of this Agreement for which invoices have been delivered to the Borrower on or prior to such date, shall have been paid in full or arrangements satisfactory to the Agent shall have been made to cause them to be paid in full concurrently with the disbursement of the proceeds of the Loans to be made on such date; and

                  (d) this Agreement and the Notes shall be rated at least Ba1 by Moody's and BBB- by S&P.

         Section 3.02 Conditions to Each Loan.

         The obligation of each Bank to make each Loan requested to be made by it, including its initial Loan, is subject to the determination of such Bank in its sole and absolute discretion, that each of the following conditions has been fulfilled:

                  (a) the Agent shall have received a Funding Date Certificate complying with the requirements of the Depositary Agreement setting forth the amounts to be applied or transferred pursuant to Section 3.01(b) of the Depositary Agreement and after giving effect to such applications or transfers including, but not limited to, the Loans to be made on the Funding Date referred to therein, the amounts remaining in the Revenue Account, the Operating Account, each bank account of the Borrower or any Subsidiary or otherwise then available to AEE or any Subsidiary for payment of Operating and Maintenance Costs, other than pursuant to Section 3.12 of the Depositary Agreement (collectively, "Available Amounts") would, in the aggregate, be less than $10 million; provided that the sum of (i) the aggregate amount transferred to the Operating Account with respect to any Rent Payment Period (including sums properly withdrawn therefrom during such rent period to pay operating and maintenance costs), (ii) Available Amounts prior to giving effect to such Loans plus (iii) the aggregate amounts of such Loans does not exceed the sum 125% of the Annual Operating Budget for such Rent Payment Period plus fuel costs payable for such Rent Payment Period;

                  (b) the Agent shall have received a notice of borrowing, for the Funding Date referred to in clause (a) above, with respect to such Loan complying with the requirements of Section 2.02;

                  (c) each Loan Document Representation and Warranty shall be true and correct at and as of the time such Loan is to be made both with and without giving effect to such Loan and all other Loans to be made at such time and to the application of the proceeds thereof;

                  (d) no Default shall have occurred and be continuing at the time such Loan is to be made or would result from the making of such Loan and all other Loans to be made at such time or from the application of the proceeds thereof;

                  (e) such Bank shall have received such Information as it may have requested pursuant to Section 6.01(f); and

                  (f) such Loan will not contravene any Applicable Law applicable to such Bank.

         Except to the extent that the Borrower shall have disclosed in the notice of borrowing, or in a subsequent notice given to the Banks prior to 5:00 p.m. on the Business Day before the requested date for the making of the requested Loans, that a condition specified in clause (b) or (c) above will not be fulfilled as of the requested time for the making of such Loans, the Borrower shall be deemed to have made a Representation and Warranty as of the time of the making of such Loans that the conditions specified in such clauses have been fulfilled as of such time. No such disclosure by the Borrower that a condition specified in clause (b) or (c) above will not be fulfilled as of the requested time for the making of the requested Loans shall affect the right of each Bank to not make the Loans requested to be made by it if, in such Banks determination, such condition has not been fulfilled at such time.


                                    ARTICLE 4

                     CERTAIN REPRESENTATIONS AND WARRANTIES

         In order to induce each Bank to enter into this Agreement and to make each Loan requested to be made by it, the Borrower represents and warrants as follows:

         Section 4.01 Participation Agreements Section 3.

         The representations and warranties referred to in Section 3.1 of each of the Participation Agreements as in effect as of the date hereof are true and correct at and as of the Agreement Date and the Closing Date with the same effect as though made at and as of such time. (See Schedule 4.01, for information purposes)

         Section 4.02 Representations and Warranties in Schedule 4.

         The representations and warranties set forth, or referred to in Section
3.1 of each of the Participation Agreements as in effect as of the date hereof as amended, supplemented or modified in accordance with Schedule 4.02 are true and correct at and as of the time any Loan is made with the same effect as though made at and as of such time.

         Section 4.03 Authorization; Enforceability; Required Consents; Absence of Conflicts.

         The Borrower has the power, and has taken all necessary action to authorize it to execute, deliver and perform in accordance with their respective terms the Loan Documents and to borrow hereunder in the unused amount of the Commitments. This Agreement has been, and each of the other Loan Documents when delivered to the Agent will have been, duly executed and delivered by the Borrower and is, or when so delivered will be, a legal, valid and binding agreement of the Borrower, assuming the due authorization, execution and delivery by each other party thereto, enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or general principles of equity. The execution, delivery and performance in accordance with their respective terms by the Borrower of the Loan Documents, and each borrowing hereunder, whether or not in the amount of the unused Commitments, do not and (absent any change in any Applicable Law or applicable Contract) will not (a) require any Governmental Approval or any other consent or approval, including any consent or approval any partner of the Borrower or any member of any AEE Entity, to have been obtained or any Governmental Registration to have been made, other than Governmental Approvals and other consents and approvals and

Governmental Registrations that have been obtained or made, as the case may be, are final and not subject to review on appeal or to collateral attack, are in full force and effect and, in the case of any such required under any Applicable Law or Contract as in effect on the Agreement Date, are listed on Schedule 4.03, or (b) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien (other than the Security Interest or Permitted Encumbrances) upon any assets of the Borrower or any AEE Entity under, (i) any Contract to which the Borrower or any AEE Entity is a party or by which the Borrower or any AEE Entity or any of their respective properties may be bound or (ii) any Applicable Law which could reasonably be expected to have a Materially Adverse Effect on (x) any Loan Document or (y) the Collateral.

         Section 4.04 Litigation.

         Except as set forth on Schedule 4.04, there are not, in any court or before any arbitrator of any kind or before or by any governmental, or non-governmental body, any actions, suits or proceedings pending or, to the Actual Knowledge of the Borrower or any AEE Entity, threatened (nor to the Actual Knowledge of the Borrower or any AEE Entity, is there any substantial basis therefor) against or in any other way relating to or affecting (a) the Borrower or any AEE Entity or any of their respective businesses or properties,
(b) any Loan Document or (c) the Collateral, except actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, have a Materially Adverse Effect on (x) any Loan Document or (y) the Collateral.

         Section 4.05 Burdensome Provisions.

         Neither the Borrower nor any Subsidiary is a party to or bound by any Contract or Applicable Law, compliance with which could reasonably be expected to have a Materially Adverse Effect on (a) any Loan Document or (b) the Collateral.

         Section 4.06 No Adverse Change or Event.

         Since March 31, 1999, no change in the business, assets, Liabilities, financial condition, results of operations or business prospects of the Borrower or any AEE Entity has occurred, and no event has occurred or failed to occur, that has had or could reasonably be expected to have, either alone or in conjunction with all such other changes, events and failures, a Materially Adverse Effect on (a) AES NY, (b) the Borrower and the AEE Subsidiaries taken as a whole, (c) any Loan Document or (d) the Collateral. Such an adverse change may have occurred, and such an event may have occurred or failed to occur, at any particular time notwithstanding the fact that at such time no Default shall have occurred and be continuing.

         Section 4.07 Additional Adverse Facts.

         Except for facts and circumstances disclosed on Schedule 4.04 or
Schedule 4.07, neither the Borrower nor any AEE Entity has Actual Knowledge of any fact or circumstance, as of the Agreement Date, that, either alone or in conjunction with all other such facts and circumstances, has had or could reasonably be expected to have (to the Actual Knowledge of the Borrower or any AEE Entity can foresee) a Materially Adverse Effect on (a) AES NY, (b) the Borrower and the AEE Subsidiaries taken as whole, (c) any Loan Document or (d) the Collateral. If a fact or circumstance disclosed on such Schedules or in such notes should in the future have a Materially Adverse Effect on (w) AES NY, (x) the Borrower and the AEE Subsidiaries taken as a whole, (y) any Loan Document or (z) the Collateral, such Materially Adverse Effect shall be a change or event subject to Section
4.06 notwithstanding such disclosure.


                                    ARTICLE 5

                                CERTAIN COVENANTS

         From the Agreement Date and until the Repayment Date,

         Section 5.01        Section 5.01   [Reserved].

         Section 5.02 Preservation of Existence and Properties, Scope of Business, Compliance with Law, Payment of Taxes and Claims, Preservation of Enforceability.

         The Borrower shall and shall cause each AEE Entity to (a) preserve and maintain its legal existence and all of its other franchises, licenses, rights and privileges, (b) preserve, protect and obtain all Intellectual Property, and preserve and maintain in good repair, working order and condition all other properties, required for the conduct of its business, including the observation of the life extension programs of the Additional Facilities, (c) engage only in businesses in substantially the same fields as the businesses conducted on the Agreement Date, (d) comply with Applicable Law, (e) pay or discharge when due all Taxes and all Liabilities that are or could reasonably be expected to become Liens on any of its properties and (f) take all action and obtain all consents and Governmental Approvals and make all Governmental Registrations required so that its obligations under the Loan Documents will at all time be legal, valid and binding and enforceable in accordance with their respective terms, except that this Section 5.02 (other than clauses (a), in so far as it requires the Borrower to preserve its legal existence, (c) and (f)) shall not apply in any circumstance where noncompliance, together with all other noncompliances with this Section 5.02 will not have a Materially Adverse Effect on (x) any Loan Document or (y) the Collateral.

         Section 5.03 Insurance.

         The Borrower shall and shall cause each AEE Entity to maintain insurance with responsible insurance companies against at least such risks and in at least such amounts as is customarily maintained by similar businesses, or as may be required by Applicable Law or reasonably requested by the Required Banks. Insurance against such risks and in at least such amounts as is required from time to time under the Leases shall be deemed to be what is "customarily maintained by similar businesses" for purposes of this Section 5.03 in regards to the Additional Facilities.

         Section 5.04 Use of Proceeds.

         The Borrower shall and shall cause each AEE 2 Entity to use the proceeds of the Loans only to pay Operating and Maintenance Costs. None of the proceeds of any of the Loans shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by any Bank, the Borrower shall complete and sign Part I of a copy of Federal Reserve Form U-1 referred to in Regulation U and deliver such copy to such Bank.

         Section 5.05 Liens.

         The Borrower shall not, and shall not permit any AEE 2 Entity to, directly or indirectly permit to exist, at any time, any Lien upon any of the AEE 2 Entities' properties or assets of any character, whether now owned or hereafter acquired, or upon any income or profits therefrom, except that this
Section 5.05 shall not apply to Permitted Liens, provided, however, for the purposes of this Section 5.05 and for purposes of this Agreement, clause (e) of the definition "Permitted Liens" shall read as follows "(e) the Additional Facilities Mortgage" and clause (f) of the definition "Permitted Liens" shall be omitted; provided further, however, that if, notwithstanding this Section 5.05, any Lien to which this Section is applicable shall be created or arise, the Liabilities of the Borrower under the Loan Documents shall, to the extent such Lien attaches to any asset that does not constitute Collateral or to any asset with respect to which such Lien would be prior to the Security Interest, automatically be secured by such Lien equally and ratably with the other Liabilities secured thereby, and the holder of such other Liabilities, by accepting such Lien, shall be deemed to have agreed thereto and to share with the Banks, on that basis, the proceeds of such Lien, whether or not the Banks security interest shall be perfected, provided further, however, that notwithstanding such equal and ratable securing and sharing, the existence of such Lien shall constitute a default by the Borrower in the performance or observance of this Section 5.05.

         Section 5.06 Merger or Consolidation.

         The Borrower shall not permit any AEE 2 Entity to merge or consolidate with any Person or to liquidate, wind up or dissolve.

         Section 5.07 Disposition of Assets.

         The Borrower shall not permit any AEE 2 Entity to sell, lease, license, transfer or otherwise dispose of any asset or any interest therein, except that this Section 5.07 shall not apply to any disposition of any obsolete or retired property not used or useful in its business to the extent that the aggregate Fair Market Value of any such assets, interests or property so disposed of in any calendar year does not exceed $500,000.

         Section 5.08 Incurrence of Debt.

         The Borrower shall not permit any AEE Subsidiary to incur any Indebtedness, except that this Section 5.08 shall not apply to any AEE 2 Entity in respect of Indebtedness referred to in clause (a) of Permitted Indebtedness or the Additional Facilities Mortgage.

         Section 5.09 Limitations on Investments.

         The Borrower shall not permit any AEE 2 Entity to make or authorize any investments other than Permitted Investments as set forth in Section 3.12 of the Depository Agreement.

         Section 5.10 Transactions with Affiliates.

         The Borrower shall not permit any AEE 2 Entity to effect any transaction with any Affiliate that is (a) outside the ordinary course of business or (b) on a basis less favorable than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party.

         Section 5.11 Subsidiaries.

         The Borrower shall not permit any AEE 2 Entity to create, acquire or permit to exist any Subsidiary of any AEE 2 Entity, other than AES Westover L.L.C. and AES Greenidge L.L.C.

         Section 5.12 Additional Facilities.

         The Borrower shall cause each Additional Facility to be maintained and operated to the same maintenance and operating standards as AEE is required to maintain and operate Kintigh Station and Millikin Station under each Lease as in effect as of the date hereof.

         Section 5.13 Payment of Operating and Maintenance Costs.

                  (a) The Borrower shall not apply or cause the transfer of monies in the Revenue Account to any Account with a lower order of priority than the Working Capital Account (i) so long as any Loan is outstanding hereunder or
(ii) during any Rent Payment Period until either (a) the aggregate amount transferred to the Operating Account with respect to such Rent Payment Period (including sums properly withdrawn therefrom during such Rent Payment Period to pay Operating and Maintenance Costs ) is equal to the sum of 125% of the Annual Operating Budget for such Rent Payment Period plus fuel costs payable for such Rent Payment Period or (b) all Operating and Maintenance Costs for such Rent Payment Period have been paid.

                  (b) The Borrower shall not, and shall not permit any Subsidiary to, commingle monies transferred to it from the Operating Account with any other monies. The Borrower shall, and shall cause each Subsidiary to hold all monies transferred to it from the Operating Account in a separate deposit account in which only monies transferred from the Operating Account shall be deposited. The Borrower shall not and shall not permit any Person to use monies transferred to it from the Operating Account for any purpose other than to pay Operating and Maintenance Costs.

         Section 5.14 Annual Operating Budget.

         The Borrower shall cause each of the Facility, the Related Facility and the Additional Facilities to be operated and maintained in accordance with the Annual Operating Budget and shall not permit the aggregate expenditures in any year for Operating and Maintenance Costs to exceed 125% of the amount set forth in the Annual Operating Budget. Copies of the Annual Operating Budget for each calendar year shall be furnished by the Borrower to the Independent Engineer at least 30 days before final adoption thereof. Any amendment, modification or reallocation of the Annual Operating Budget by the Borrower that would cause a change of more than 25% (positive or negative) in the amounts set forth in the Annual Operating Budget, shall be accompanied by confirmation of the Independent Engineer that such amendment, modification or reallocation is based on reasonable assumptions. For purposes of this Section 5.14, fuel costs shall not be included in the calculation of the percentage change (positive or negative) in the amounts specified in the Annual Operating Budget.

         Section 5.15 AEE Revenues.

         The Borrower shall, and shall cause each AEE Subsidiary to, cause all AEE Revenues to be deposited directly into the Revenue Account (except, to the extent provided in the Depository Agreement, for any revenues received by any AEE Entity under any Operation and Maintenance Agreement).

         Section 5.16 No Abandonment.

         Subject to the prior consent of the Agent, the Borrower shall not, and shall not permit any AEE Entity to, abandon or agree to abandon the operation or maintenance of the Facility or otherwise cease to diligently pursue the operation and maintenance of the Facility in accordance with Prudent Industry Practice or voluntarily reduce the operations of the Facility in any material respect (except to the extent required by customary maintenance procedures). Subject to the prior written consent of the Agent, the Borrower shall not, and shall not permit any AEE Entity to, abandon or agree to abandon the operation or maintenance of either of the Additional Facilities or otherwise cease to diligently pursue the operation and maintenance of such Additional Facilities in accordance with Prudent Industry Practice (except to the extent required by customary maintenance procedures), during the expected useful life of such Additional Facility.

         Section 5.17 Assignment.

         The Borrower may not Transfer any Lease or any other Operative Document or any interests therein without the prior written consent of the Agent (which may be withheld in its sole discretion).


                                    ARTICLE 6

                                   INFORMATION

         Section 6.01 Information to Be Furnished.

         From the Agreement Date and until the Repayment Date, the Borrower shall furnish to the Agent (with sufficient copies for each Bank):

                  (a) Quarterly Financial Statements.

                  As soon as reasonably practicable after the end of each fiscal quarter but in no event later than 60 days after the end of such quarter (i) unaudited consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, and the related consolidated statements of cash flows for such quarter and for the portion of the fiscal year ended at the end of such quarter, in each case setting forth comparative figures for previous dates and periods, to the extent available, and prepared in accordance with GAAP (subject to normal year-end adjustments), and (ii) an Officer's Certificate, in the form of Schedule 6.01(a), of the Borrower stating that (A) the signer has made, or caused to be made under its supervision, a review of this Agreement and the Operative Documents; and (B) such review has not disclosed the existence during such fiscal quarter (and the signer does not have knowledge of the existence as of the date of such certificate) of any condition or event constituting a Lease Material Default or Lease Event of Default or an Event of Loss or an Event of Default or, if any such condition or event existed or exists, specifying the nature thereof, the period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto.

                  (b) Year-End Financial Statements; Accountants' Certificate.

                  As soon as reasonably practicable after the end of each fiscal year but in no event later than 120 days after the end of such year, (i) a consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year (together with footnotes thereto and management discussion and analysis), setting forth in each case in comparative form the figures for the previous fiscal year, to the extent available, all prepared in accordance with GAAP and reported on and audited by an independent public accountant of nationally recognized standing, together with any other information required to be filed with the Securities and Exchange

Commission in respect of the Pass Through Certificates under applicable securities laws, (ii) an Officer's Certificate of the Borrower, in the form of
Schedule 6.01(a), stating, among other things, that (A) the signer has made, or caused to be made under its supervision, a review of this Agreement and the Operative Documents; and (B) such review has not disclosed the existence during such fiscal year (and the signer does not have knowledge of the existence as of the date of such certificate) of any condition or event constituting a Lease Material Default or Lease Event of Default or an Event of Loss or an Event of Default or, if any such condition or event existed or exists, specifying the nature thereof, the period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto and (iii) a copy of FERC Form No. 1 to the extent filed with FERC pursuant to 18 C.F.R. Section 141.1.

                  (c) Operating Budgets.

                  The Borrower shall, at least 30 days prior to the commencement of any fiscal year provide to each Bank the Annual Operating Budget for such fiscal year demonstrating that the Borrower will meet the Required Coverage Ratios, together with confirmation by the Independent Engineer that such budget is based on reasonable assumptions and is prepared in accordance with the Operative Documents. Such budget shall be furnished to each Bank pursuant to
Section 10.21. Such Annual Operating Budget shall include Pro Forma projections and projections indicating updated projected Coverage Ratios (taking the Independent Forecast into account) and shall indicate projected changes, if any, in the Rent Reserve Account and the Additional Liquidity Account.

                  (d) Monthly Operations Report.

                  As soon as practicable following the end of each month, the Borrower shall deliver to the Agent a Monthly Operations Report for each of the Facility and the Additional Facilities. The Borrower agrees to amend the Monthly Operations Report to include such additional operation and maintenance information as the Agent may reasonably request. The Borrower and the Agent will work together and establish a mutually acceptable format for such report. The Monthly Operations Reports shall be deemed confidential for purposes of Section
10.21 of the Agreement.

                  (e) Notices under each of the Participation Agreements.

                  At the time such Information is delivered to any Owner Participant, Owner Trust, Indenture Trustee or Pass Through Trustee the Information provided to such Owner Participant, Owner Trust, Indenture Trustee or Pass Through Trustee pursuant to Article 5 or 6 of any Participation Agreement to the extent not otherwise delivered hereunder provided that each opinion or certificate so delivered shall also be addressed to the Agent.

                  (f) Reports and Filings.

                  (i) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or any Subsidiary, or the Board of Directors of the Borrower or any Subsidiary, by its independent certified public accountants, including any management letter; (ii) as soon as practicable, copies of all such financial statements and reports as the Borrower or any Subsidiary shall send to its stockholders and of all registration statements and all regular or periodic reports that the Borrower or any Subsidiary shall file, or may be required to file, with the Securities and Exchange Commission or any successor commission.

                  (g) Requested Information.

                  From time to time and promptly upon request of any Bank, such Information regarding the Loan Documents or the Operative Documents to which the Borrower or any Subsidiary is a party, the Loans or the business, assets, Liabilities, financial condition, results of operations or business prospects of the Borrower and the Subsidiaries as such Bank may reasonably request, in each case in form and substance and certified in a manner satisfactory to the requesting Bank.

                  (h) Notice of Defaults, Material Adverse Changes and Other Matters.

                        Prompt notice of:

                        (i)  any Default,

                       (ii) the threatening or commencement of, or the occurrence or nonoccurrence of any change or event relating to, any action, suit or proceeding that would cause the Representation and Warranty contained in Section 4.05 to be incorrect if made at such time,

                      (iii) the occurrence or nonoccurrence of any change or event that would cause the Representation and Warranty contained in
         Section 4.06 to be incorrect if made at such time, and

                       (iv) any change in the rating given by any nationally recognized rating agency to any securities issued by the Borrower or any of its Subsidiaries.

         Section 6.02 Accuracy of Financial Statements and Information.

                  (a) Historical Financial Statements.

                  The Borrower hereby represents and warrants that (i) Schedule 6.02(a) sets forth a complete and correct list of the financial statements submitted by the Borrower to the Banks in order to induce them to execute and deliver this Agreement, (ii) such financial statements present fairly in all material respects, in accordance with GAAP, the consolidated and consolidating financial position of the Borrower and the Consolidated Subsidiaries as at their respective dates and the consolidated and consolidating results of operations, retained earnings and, as applicable, changes in financial position or cash flows of the Borrower and such Subsidiaries for the respective periods to which such statements relate, and (iii) except as disclosed or reflected in such financial statements as at or otherwise disclosed in Schedule 4.04 or
Schedule 4.07, neither the Borrower nor any Subsidiary had any Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, has had or could reasonably be expected to have a Materially Adverse Effect on the Borrower and the Consolidated Subsidiaries taken as a whole.

                  (b) Future Financial Statements.

                  The financial statements delivered pursuant to Section 6.01(a) or (b) shall present fairly in all material respects, in accordance with GAAP (except for changes therein or departures therefrom that are described in the certificate or report accompanying such statements and that have been approved in writing by the Borrower's then current independent certified public accountants), the consolidated and consolidating financial position of the Borrower and the Consolidated Subsidiaries as at their respective dates and the consolidated and consolidating results of operations, retained earnings and cash flows of the Borrower and such Subsidiaries for the respective periods to which such statements relate, and the furnishing of the same to the Banks shall constitute a representation and warranty by the Borrower made on the date the same are furnished to the Banks to that effect and to the further effect that, except as disclosed or reflected in such financial statements, as at the respective dates thereof or otherwise disclosed to each Bank pursuant to Section 6.01(f), neither the Borrower nor any Subsidiary had any Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, has had or could reasonably be expected to have a Materially Adverse Effect on the Borrower and the Consolidated Subsidiaries taken as a whole.

                  (c) Historical Information.

                  The Borrower hereby represents and warrants that all Information furnished to the Agent or the Banks by or on behalf of the Borrower or any Subsidiary prior to the Agreement Date in connection with or pursuant to the Loan Documents and the relationships established thereunder, at the time the same was so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any Information prepared in the ordinary course of business, was complete and correct in all materially respects and in the light of the purpose prepared, and, in the case of any Information the preparation of which was requested by any Bank, was complete and correct in all material respects to the extent necessary to give such Bank true and accurate knowledge of the subject matter thereof, (ii) did not contain any untrue statement of a material fact, and (iii) did not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made provided, however, that the Information insofar as it relates to any Person other than the Borrower or any AEE Entity is to the best knowledge of the Borrower or any AEE Entity.

                  (d) Future Information.

                  All Information furnished to the Agent or the Banks by or on behalf of the Borrower or any Subsidiary on or after the Agreement Date in connection with or pursuant to the Loan Documents or in connection with or pursuant to any amendment or modification of, or waiver of rights under, the Loan Documents, shall, at the time the same is so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any Information prepared in the ordinary course of business, be complete and correct in all material respects and in the light of the purpose prepared, and, in the case of any Information required by the terms of the Loan Documents or the preparation of which was requested by any Bank, be complete and correct to the extent necessary to give such Bank true and accurate knowledge of the subject matter thereof in all material respects, (ii) not contain any untrue statement of a material fact, and (iii) not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made, and the furnishing of the same to the Agent or any Bank shall constitute a representation and warranty by the Borrower made on the date the same are so furnished to the effect specified in clauses (i), (ii) and (iii) provided, however, that the Information insofar as it relates to any Person other than the Borrower or any AEE Entity is to the best knowledge of the Borrower or any AEE Entity.

         Section 6.03 Additional Covenants Relating to Disclosure.

         From the Agreement Date and until the Repayment Date, the Borrower shall and shall cause each Subsidiary to:

                  (a) Accounting Methods and Financial Records.

                  Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or necessary to permit (i) the preparation of financial statements required to be delivered pursuant to Section 6.01(a) and (b) and (ii) the determination of the compliance of the Borrower and its Subsidiaries with the terms of the Loan Documents.

                  (b) Fiscal Year.

                  Maintain the same opening and closing dates for each fiscal year as for the fiscal year reflected in the Pro Forma Balance Sheet or, if the opening and closing dates for the fiscal year reflected in the Pro Forma Balance Sheet were determined pursuant to a formula, determine the opening and closing dates for each fiscal year pursuant to the same formula.

                  (c) Visits, Inspections and Discussions.

                  Permit or, in the case of premises, property, books, records or Persons not within its immediate control, promptly upon reasonable notice take such actions as are necessary or desirable in order to permit, representatives (whether or not officers or employees) of any Bank, from time to time during operating or business hours, as often as may be reasonably requested, to (i) visit any of its premises or property or any premises or property of others on which any of its property or books and records (or books and records of others relating to it) may be located, (ii) inspect, and verify the amount, character and condition of, any of its property, (iii) review and make extracts from its books and records and books and records of others relating to it, including management letters prepared by its independent certified public accountants, and (iv) discuss with any Person (including its principal officers, independent certified public accountants, suppliers, customers, debtors and other creditors) its business, assets, Liabilities, financial condition, results of operation and business prospects.

         Section 6.04 Authorization of Third Parties to Deliver Information and Discuss Affairs.

         The Borrower hereby authorizes and directs each Person whose preparation or delivery to the Agent or the Banks of any opinion, report or other Information is a condition or covenant under the Loan Documents (including under Article 3 or this Article 6) to so prepare or deliver such Information for the benefit of the Agent and the Banks. The Borrower further authorizes and directs all Persons (a) to furnish to the Banks any Information regarding the matters referred to in Section 6.01(f) that any Bank may request, (b) to permit representatives of any Bank to make the visits, inspections, reviews and extracts of premises, property, books and records within their possession and control contemplated by Section 6.03(c) and (c) to discuss with representatives of any Bank the matters referred to in Section 6.03(c). The Borrower agrees to promptly execute and deliver from time to time such further authorizations to effect the purposes of this Section 6.04 as the Agent or any Bank may reasonably request.


                                    ARTICLE 7

                                     DEFAULT

         Section 7.01 Events of Default.

         Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Borrower or any Subsidiary, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body.

                  (a) (i) Any payment of principal of any of the Loans or the Notes shall not be made when and as due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) and in accordance with the terms of this Agreement and the Notes; or (ii) any payment of any interest, fees or other amount under this Agreement or any other Loan Document (other than a payment which is elsewhere in this Section specifically dealt with) shall not be made within 5 Business Days after the same shall be due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) and in accordance with the terms of this Agreement and the Notes.

                  (b) Any Loan Document Representation and Warranty shall at any time prove to have been incorrect or misleading in any material respect when made and, in the case of a representation or warranty pursuant to or under
Section 4.01 or 4.02, if capable of being remedied, such Representation or Warranty shall continue to be incorrect or misleading in any material respect for a period of thirty (30) days after notice thereof shall have been given to the Borrower by the Agent or any other Transaction Party, provided, that if a good faith effort to remedy is initiated within such thirty (30) day period and pursued diligently, no Event of Default with respect thereto shall be deemed to have occurred unless (i) the event resulting in such representation or warranty being incorrect or misleading in any material respect could or does result in a Materially Adverse Effect or (ii) such representation or warranty remains incorrect or misleading in any material respect for 180 days after such notice is given.

                  (c) (i) The Borrower shall default in the performance or observance of:

                                    (A) any term, covenant, condition or
                  agreement contained in Section 5.02(a) (insofar as such Section requires the preservation of the corporate existence of the Borrower), 5.02(f), 5.03 through 5.17 or 6.01(g)(i); or

                                    (B) any term, covenant, condition or
                  agreement contained in this Agreement or any other Loan Document (other than a term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section specifically dealt with) and, if capable of being remedied, such default shall continue unremedied for a period of 30 days after notice shall have been given by the Agent or any other Transaction Party to the Borrower requiring that such default be cured provided, that if such default is capable of being remedied and a good faith effort to remedy is initiated within such thirty (30) day period and pursued diligently, no Event of Default with respect thereto shall be deemed to have occurred until (i) such default has had a Materially Adverse Effect or (ii) such default has remained uncured for a period of 180 days after the notice set forth above shall have been given to the Borrower by the Agent or any other Transaction Party; or

                       (ii) The Borrower shall default in the performance or observance of:

                                    (A) any term, covenant, condition or
                  agreement contained in Article 1 or Section 3.01(a), (b), (c) or (d) of the Pledge Agreement; or

                                    (B) any term, covenant, condition or
                  agreement contained in the Pledge Agreement (other than any term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section specifically dealt with) and, if capable of being remedied, such default shall continue unremedied for a period of 30 days after notice shall have been given by the Agent to the Borrower requiring that such default be cured;

                      (iii) AEE 2 shall default in the performance or observance of:

                                    (A) any term, covenant, condition or
                  agreement contained in Section 1.02, 1.03, 2.01, 2.02, 2.03(a)(insofar as such Section requires the preservation of the legal existence of AEE 2 and the AEE 2 Entities), 2.03(f), or Sections 2.04 through 2.15 of the Security Agreement; or

                                    (B) any term, covenant, condition or
                  agreement contained in the Security Agreement (other than any term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section specifically dealt with) and, if capable of being remedied, such default shall continue unremedied for a period of 30 days after notice shall have been given by the Agent to the AEE 2 requiring that such default be cured;

                  (d) Any AEE Entity or any of its Affiliates asserts, or any AEE Entity or any of its Affiliates or any other Transaction Party institutes any proceedings seeking to establish, that (i) any provision of the Loan Documents is invalid, not binding or unenforceable or (ii) the Security Interest is not a valid and perfected first priority security interest in the Collateral subject only to Permitted Liens; or

                  (e) The Borrower shall at any time beneficially directly own less than 100% of AEE 2's issued and outstanding Capital Securities.

                  (f) The limited liability company agreement or other organizational document of any AEE 2 Entity shall be amended, changed or modified or supplemented in any material respect.

                  (g) A Lease Event of Default under any Lease as in effect as of the date hereof. (See Schedule 7.01(g), for information purposes).

         Section 7.02 Remedies upon Event of Default.

         During the continuance of any Event of Default (other than one specified in Section 16(g) or (h) of any Lease) and in every such event, the Agent, upon notice to the Borrower, may do either or both of the following (a) declare, in whole or, from time to time, in part, the principal of and interest on the Loans and the Notes and all other amounts owing under the Loan Documents to be, and the Loans and the Notes and all such other amounts shall thereupon and to that extent become, due and payable and (b) terminate, in whole or, from time to time, in part, the Commitments. Upon the occurrence of an Event of Default specified in Section 16(g) or (h) of any Lease automatically and without any notice to the Borrower, (a) the principal of and interest on the Loans and the Notes and all other amounts owing under the Loan Documents shall be due and payable and (b) the Commitments shall terminate. Presentment, demand, protest or notice of any kind (other than the notice provided for in the first sentence of this Section 7.02) are hereby expressly waived.


                                    ARTICLE 8

                      ADDITIONAL CREDIT FACILITY PROVISIONS

         Section 8.01 Mandatory Suspension and Conversion of Eurodollar Rate Loans.

         A Bank's obligations to make, continue or convert into Eurodollar Rate Loans of any Type shall be suspended, all such Bank's outstanding Loans of that Type shall be converted on the last day of their applicable Interest Periods (or, if earlier, in the case of clause (c) below, on the last day such Bank may lawfully continue to maintain Loans of that Type or, in the case of clause (d) below, on the day determined by such Bank to be the last Business Day before the effective date of the applicable restriction) into, and all pending requests for the making or continuation of or conversion into Loans of such Type by such Bank shall be deemed requests for, Base Rate Loans, if:

                  (a) on or prior to the determination of an interest rate for a Eurodollar Rate Loan of that Type for any Interest Period, the Agent determines that for any reason appropriate information is not available to it for purposes of determining the Adjusted Eurodollar Rate for such Interest Period;

                  (b) on or prior to the first day of any Interest Period for a Eurodollar Rate Loan of that Type, such Bank determines that the Adjusted Eurodollar Rate as determined by the Agent for such Interest Period would not accurately reflect the cost to such Bank of making, continuing or converting into a Eurodollar Rate Loan of such Type for such Interest Period;

                  (c) at any time such Bank determines that any Regulatory Change Enacted after the Agreement Date makes it unlawful or impracticable for such Bank or its applicable Lending Office to make, continue or convert into any Eurodollar Rate Loan of that Type, or to comply with its obligations hereunder in respect thereof; or

                  (d) such Bank determines that, by reason of any Regulatory Change Enacted after the Agreement Date, such Bank or its applicable Lending Office is restricted, directly or indirectly, in the amount that it may hold of
(i) a category of liabilities that includes deposits by reference to which, or on the basis of which, the interest rate applicable to Eurodollar Rate Loans of that Type is directly or indirectly determined or (ii) the category of assets that includes Eurodollar Rate Loans of that Type.

         If, as a result of this Section 8.01, any Loan of any Bank that would otherwise be made or maintained as or converted into a Eurodollar Rate Loan of any Type for any Interest Period is instead made or maintained as or converted into a Base Rate Loan, then, unless the corresponding Loan of each of the other Banks is also to be made or maintained as or converted into a Base Rate Loan, such Loan shall be treated as being a Eurodollar Rate Loan of such Type for such Interest Period for all purposes of this Agreement (including the timing, application and proration among the Banks of interest payments, conversions and prepayments) except for the calculation of the interest rate borne by such Loan. The Agent shall promptly notify the Borrower and each Bank of the existence or occurrence of any condition or circumstance specified in clause (a) above, and each Bank shall promptly notify the Borrower and the Agent of the existence or occurrence of any condition or circumstance specified in clause (b), (c) or (d) above applicable to such Bank's Loans, but the failure by the Agent or such Bank to give any such notice shall not affect such Bank's rights hereunder.

         Section 8.02 Regulatory Changes.

         If in the determination of any Bank (a) any Regulatory Change Enacted after the Agreement Date shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Bank with respect to any Loan or the return to be earned by such Bank on any Loan, (ii) impose a cost on such Bank or any Affiliate of such Bank that is attributable to the making, funding or maintaining of, or such Bank's commitment to make, any Loan, (iii) require such Bank or any Affiliate of such Bank to make any payment on or calculated by reference to the gross amount of any amount received by such Bank under any Loan Document or (iv) reduce, or have the effect of reducing, the rate of return on any capital of such Bank or any Affiliate of such Bank that such Bank or such Affiliate is required to maintain on account of any Loan or such Bank's commitment to make any Loan and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the applicable rates of interest payable under the Loan Documents, then the Borrower shall pay to such Bank such additional amounts as such Bank determines will, together with any adjustment in the applicable rates of interest payable hereunder, fully compensate for such reduction, increased cost or payment. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 days after request by such Bank for such payment and, in the case of those applicable to future periods, on the dates specified, or determined in accordance with a method specified, by such Bank. Each Bank will promptly notify the Borrower of any determination made by it referred to in clauses (a) and (b) above, but the failure to give such notice shall not affect such Bank's right to compensation.

         Section 8.03 Capital Requirements.

         If in the determination of any Bank any Regulatory Change relating to capital adequacy enacted after the Agreement Date requires such Bank or any Affiliate of such Bank, to maintain capital on account of any Loan or such Bank's Commitment in a greater amount than such Bank or such Affiliate would otherwise have to maintain on account of such Loan or Commitment, then, upon request by such Bank, the Borrower shall from time to time thereafter pay to such Bank such additional amounts as such Bank determines will fully compensate for any reduction in the rate of return on the capital that such Bank or such Affiliate is so required to maintain on account of such Loan or Commitment.

Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 days after request by such Bank for such payment and, in the case of those relating to future periods, on the dates specified, or determined in accordance with a method specified, by such Bank.

         Section 8.04 Funding Losses.

         The Borrower shall pay to each Bank, upon request, such amount or amounts as such Bank determines are necessary to compensate it for any loss, cost or reasonable expense (but not including loss of anticipated profits) incurred by it as a result of (a) any payment, prepayment or conversion of a Eurodollar Rate Loan on a date other than the last day of an Interest Period for such Eurodollar Rate Loan or (b) a Eurodollar Rate Loan for any reason not being made or converted, or any payment of principal thereof or interest thereon not being made, on the date therefor determined in accordance with the applicable provisions of this Agreement. At the election of such Bank, and without limiting the generality of the foregoing, but without duplication, such compensation on account of losses may include an amount equal to the excess of (i) the interest that would have been received from the Borrower under this Agreement on any amounts to be reemployed during an Interest Period or its remaining portion over
(ii) the interest component of the return that such Bank determines it could have obtained had it placed such amount on deposit in the interbank Dollar market selected by it for a period equal to such Interest Period or its remaining portion.

         Section 8.05 Certain Determinations.

         In making the determinations contemplated by Sections 8.01, 8.02 and 8.03, each Bank may make such estimates, assumptions, allocations and the like that such Bank in good faith determines to be appropriate, and such Bank's selection thereof in accordance with this Section 8.05, and the determinations made by such Bank on the basis thereof, shall be final, binding and conclusive upon the Borrower, except, in the case of such determinations, for manifest errors in computation or transmission. Each Bank shall furnish to the Borrower upon request a certificate outlining in reasonable detail the computation of any amounts claimed by it under Sections 8.02 and 8.03 and the assumptions underlying such computations.

         Section 8.06 Change of Lending Office.

         If an event occurs with respect to a Lending Office of any Bank that obligates the Borrower to pay any amount under Section 2.13, makes operable the provisions of clause (c) or (d) of Section 8.01 or entitles such Bank to make a claim under Section 2.13, 8.02 or 8.03, such Bank shall, if requested by the Borrower, use reasonable efforts to designate another Lending Office or Offices, the designation of which will reduce the amount the Borrower is so obligated to pay, eliminate such operability or reduce the amount such Bank is so entitled to claim, provided that such designation would not, in the sole and absolute discretion of such Bank, be disadvantageous to such Bank in any manner or contrary to such Bank's policies. Each Bank may at any time and from time to time change any Lending Office and shall give notice of any such change to the Agent and the Borrower. Except in the case of a change in Lending Offices made at the request of the Borrower, the designation of a new Lending Office by any Bank shall not obligate the Borrower to pay any amount to such Bank under Section 2.13, make operable the provisions of clause (c) or (d) of Section 8.01 or entitle such Bank to make a claim under Section 2.13 or 8.02 if such obligation, the operability of such clause or such claim results solely from such designation and not from a Regulatory Change Enacted thereafter.

         Section 8.07 Replacement of Bank in Respect of Increased Costs.

                  (a) Within fifteen (15) days after receipt by the Borrower of written notice from any Bank (an "Affected Bank") (i) claiming payment of additional amounts under Section 2.13, 8.02 or 8.03, or (ii) claiming that it is unable or unlawful for it to make Eurodollar Loans as set forth in Section 8.01, the Borrower may, if no Event of Default then exists, at its option, notify the Agent and such Affected Bank of its intention to replace the Affected Bank. The Borrower, with the consent of the Agent which shall not be unreasonably withheld, may obtain, at the Borrower's expense, a replacement bank ("Replacement Bank") for the Affected Bank, which Replacement Bank must be reasonably satisfactory to the Agent. The Affected Bank must sell and assign its Loans and Commitments to such Replacement Bank for an amount equal to the principal balance of all Loans held by the Affected Bank and all accrued interest and fees with respect thereto through the date of such sale, provided that the Borrower shall have reimbursed such Affected Bank for the additional amounts, increased costs and any other amounts that it is entitled to receive under this Agreement through the date of such sale and assignment.

                  (b) Notwithstanding the foregoing, the Borrower shall not have the right to obtain a Replacement Bank if the Affected Bank rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of the Borrower's notice of intention to replace such Affected Bank. Furthermore, if the Borrower gives a notice of intention to replace and does not so replace such Affected Bank within seventy (70) days thereafter, the Borrower's rights to replace the Affected Bank as a result of claims based upon the events given rise to such claim referred to in such written notice shall terminate. The Borrower shall promptly pay all increased costs or additional amounts previously demanded by such Affected Bank and shall continue to pay immediately upon receipt of an invoice therefor all such increased costs and amounts incurred during any period after such written notice through the date of such assignment.


                                    ARTICLE 9

                                    THE AGENT

         Section 9.01 Appointment and Powers.

         Each Bank hereby irrevocably appoints and authorizes Credit Suisse First Boston, and Credit Suisse First Boston hereby agrees, to act as the agent for and representative

(within the meaning of Section 9-105(m) of the Uniform Commercial Code) of such Bank under the Loan Documents with such powers as are delegated to the Agent and the Secured Party by the terms thereof, together with such other powers as are reasonably incidental thereto. The Agent's duties shall be purely ministerial and it shall have no duties or responsibilities except those expressly set forth in the Loan Documents. The Agent shall not be required under any circumstances to take any action that, in its judgment, (a) is contrary to any provision of the Loan Documents or Applicable Law or (b) would expose it to any Liability or expense against which it has not been indemnified to its satisfaction. The Agent shall not, by reason of its serving as the Agent, be a trustee or other fiduciary for any Bank.

         Section 9.02 Limitation on Agent's Liability.

         Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence, willful misconduct or knowing violations of law. The Agent shall not be responsible to any Bank for (a) any recitals, statements, representations or warranties contained in the Loan Documents or in any certificate or other document referred to or provided for in, or received by any of the Banks under, the Loan Documents, (b) the validity, effectiveness or enforceability of the Loan Documents or any such certificate or other document,
(c) the value or sufficiency of the Collateral or (d) any failure by the Borrower to perform any of its obligations under the Loan Documents. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact so long as the Agent was not grossly negligent in selecting or directing such agents or attorneys-in-fact. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or given by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by the Loan Documents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

         Section 9.03 Defaults.

         The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment to it of principal of or interest on Loans or fees) unless the Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent has knowledge of such a non-payment or receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks. In the event of any Default, the Agent shall (a) in the case of a Default that constitutes an Event of Default, take either or both of the actions referred to in clauses (a) and (b) of the first sentence of

Section 7.02 if so directed by the Required Banks and (b) in the case of any Default, take such other action with respect to such Default as shall be reasonably directed by the Required Banks. Unless and until the Agent shall have received such directions, in the event of any Default, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Banks.

         Section 9.04 Rights as a Bank.

         Each Person acting as the Agent that is also a Bank shall, in its capacity as a Bank, have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall include such Person in its individual capacity. Each Person acting as the Agent (whether or not such Person is a Bank) and its Affiliates may (without having to account therefor to any
Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower and its Affiliates as if it were not acting as the Agent, and such Person and its Affiliates may accept fees and other consideration from the Borrower and its Affiliates for services in connection with the Loan Documents or otherwise without having to account for the same to the Banks.

         Section 9.05 Indemnification.

         The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower hereunder), ratably on the basis of the respective principal amounts of the Loans outstanding made by the Banks (or, if no Loans are at the time outstanding, ratably on the basis of their respective Commitments), for any and all Liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including the costs and expenses that the Borrower is obligated to pay hereunder) in any way relating to or arising out of the Loan Documents or any other documents contemplated thereby or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent (a) they are subject to the indemnity contemplated by the last sentence of Section 10.09(b) or (b) they arise from gross negligence or willful misconduct.

         Section 9.06 Non-Reliance on Agent and Other Banks.

         Each Bank agrees that it has made and will continue to make, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it deems appropriate, its own credit analysis of the Borrower, its own evaluation of the Collateral and its own decision to enter into the Loan Documents and to take or refrain from taking any action in connection therewith. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of the Borrower or any Subsidiary or the Collateral.

Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent under the Loan Documents, the Agent shall have no obligation to provide any Bank with any information concerning the business, status or condition of the Borrower or any Subsidiary, the Loan Documents or the Collateral that may come into the possession of the Agent or any of its Affiliates.

         Section 9.07 Execution and Amendment of Loan Documents on Behalf of the Banks.

         Each Bank hereby authorizes the Agent to execute and deliver, in the name of and on behalf of such Bank, (a) the Pledge Agreement, (b) the Security Agreement, (c) all UCC financing and continuation statements and other documents the filing or recordation of which are, in the determination of the Agent, necessary or appropriate to create, perfect or maintain the existence or perfected status of the Security Interest and (d) any other Loan Document requiring execution by or on behalf of such Bank. The Agent shall consent to any amendment of any term, covenant, agreement or condition of the Pledge Agreement and the Security Agreement, or to any waiver of any right thereunder, if, but only if, the Agent is directed to do so in writing by the Required Banks; provided, however, that (i) the Agent shall not be required to consent to any such amendment or waiver that affects its rights or duties and (ii) the Agent shall not, unless directed to do so in writing by each Bank, (A) consent to any assignment by the Borrower of any of its rights or obligations under any such agreement or (B) release any Collateral from the Security Interest, except as required or contemplated by the Loan Documents.

         Section 9.08 Resignation of the Agent.

         The Agent may at any time give notice of its resignation to the Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Banks may, after consultation with the Borrower, appoint a successor Agent which shall be acceptable to the Borrower, in its reasonable judgment. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks and after consultation with the Borrower, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank which Affiliate shall be reasonably acceptable to the Borrower. Upon the acceptance by any Person of its appointment as a successor Agent, (a) such Person shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations as Agent under the Loan Documents and (b) the retiring Agent shall promptly transfer all Collateral within its possession or control to the possession or control of the successor Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Agent with respect to the Collateral to the successor Agent. After any retiring Agent's resignation as Agent, the provisions of this
Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                                   ARTICLE 10

                                 MISCELLANEOUS

         Section 10.01 Notices and Deliveries.

         (a) Notices and Materials Other than Collateral.

         Except as provided in Section 10.01(b):

                        (i) Manner of Delivery. All notices, communications and materials (including all Information) to be given or delivered pursuant to the Loan Documents shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing (which shall include telecopy transmissions). Notices under Sections 2.02, 2.03(c), 2.05, 2.07 and 7.02 may be by telephone, promptly, in the case of each notice other than one under Section 7.02, confirmed in writing. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent that the Agent has acted in reliance on such telephonic notice.

                       (ii) Addresses. All notices, communications and materials to be given or delivered pursuant to the Loan Documents shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

                                (A) if to the Borrower, to it at:

                                1001 North 19th Street, 20th Floor
                                Arlington, VA 22209
                                Telecopier No.:  (703) 528-4510
                                Telephone No.:   (703) 522-1315
                                Attention:       Project Manager

                                (B) if to the Agent, to it at:

                                Eleven Madison Avenue
                                New York, NY 10010-3629
                                Telecopier No.:  (212) 325-8321
                                Telephone No.:   (212) 325-9126
                                Attention:       Manager Portfolio Management
                                Group

                                    (C) if to any Bank, to it at the address or
                  telex, telecopier or telephone number and to the attention of the individual or department, set forth below such Bank's name under the heading "Notice Address" on Annex A or, in the case of a Bank that becomes a Bank pursuant to an assignment, set forth under the heading "Notice Address" in the Notice of Assignment given to the Borrower and the Agent with respect to such assignment;

or at such other address or telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice specifically captioned "Notice of Change of Address" given to (x) if the party to which such information pertains is the Borrower, the Agent and each Bank, (y) if the party to which such information pertains is the Agent, the Borrower and each Bank and
(z) if the party to which such information pertains is a Bank, the Borrower and the Agent.

                      (iii) Effectiveness.

                  Each notice and communication and any material to be given or delivered pursuant to the Loan Documents shall be deemed so given or delivered (A) if sent by registered or certified mail, postage prepaid, return receipt requested, on the fifth Business Day after such notice, communication or material, addressed as above provided, is delivered to a United States post office and a receipt therefor is issued thereby,
         (B) if sent by any other means of physical delivery, when such notice, communication or material is delivered to the appropriate address as above provided, (C) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate telecopier number as above provided and is received at such number and (D) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered, or, in the case of notice by the Agent to the Borrower under
         Section 7.02 given by telephone as above provided, if any individual or any member of the department to whose attention notices, communications and materials are to be given or delivered is unavailable at the time, to any other officer or employee of the Borrower, except that (x) notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be deemed given until received and (y) notices, communications and materials to be given or delivered to the Agent or any Bank pursuant to Sections 2.02, 2.03(c), 2.05, 2.07 and 2.12(b) and Article 6 shall not be deemed given or delivered until received by the officer of the Agent or such Bank responsible, at the time, for the administration of the Loan Documents.

                       (iv) Reasonable Notice.

                       Any requirement under Applicable Law of reasonable notice by the Agent or the Banks to the Borrower of any event in connection with, or in any way related to, the Loan Documents or the exercise by the Agent or the Banks of any of their rights thereunder shall be met if notice of such event is given to the

         Borrower in the manner prescribed above at least 10 days before (A) the date of such event or (B) the date after which such event will occur.

                  (b) Collateral.

                  Until the Agent shall otherwise specify, all Collateral to be delivered to the Agent pursuant to the Loan Documents consisting of instruments, securities, chattel paper, letters of credit or documents shall be delivered to the Agent at the Agent's Office either by hand delivery or by registered or certified mail, postage prepaid, return receipt requested, in either case insured in an amount not less than the greater of the aggregate face amount and the aggregate fair market value of the Collateral so being delivered. All other Collateral to be delivered to the Agent pursuant to the Loan Documents shall be delivered to such Person, at such address, by such means and in such manner as the Agent may designate.

         Section 10.02       Expenses; Indemnification.

         Whether or not any Loans are made hereunder, the Borrower shall:

                  (a) pay or reimburse the Agent and each Bank for all transfer, documentary, stamp and similar taxes, and all recording and filing fees and taxes payable in connection with, arising out of, or in any way related to, the execution, delivery and performance of the Loan Documents or the making of the Loans;

                  (b) pay or reimburse the Agent for all reasonable costs and expenses (including fees and disbursements of legal counsel, appraisers, accountants and other experts employed or retained by the Agent) incurred by the Agent in connection with, or arising out of, or in any way related to (i) the negotiation, preparation, execution, delivery and syndication of (A) the Loan Documents and (B) whether or not executed, any waiver, amendment or consent thereunder or thereto, (ii) the administration of and any operations under the Loan Documents, (iii) consulting with respect to any matter in any way arising out of, related to, or connected with, the Loan Documents, including (A) the protection or preservation of the Collateral, (B) the protection, preservation, exercise or enforcement of any of the rights of the Agent or the Banks in, under or related to the Collateral or the Loan Documents or (C) the performance of any of the obligations of the Agent or the Banks under or related to the Loan Documents, (iv) protecting or preserving the Collateral or (v) protecting, preserving, exercising or enforcing any of the rights of the Agent or the Banks in, under or related to the Collateral or the Loan Documents , including defending the Security Interest as a valid, perfected, first priority security interest in the Collateral subject only to Permitted Liens;

                  (c) pay or reimburse each Bank for all reasonable costs and expenses (including fees and disbursements of legal counsel and other experts employed or retained by such Bank) incurred by such Bank in connection with, arising out of, or in any way related to (i) consulting during a Default with respect to (A) the protection, preservation, exercise or enforcement of any of its rights in, under or related to the Collateral or the

Loan Documents or (B) the performance of any of its obligations under or related to the Loan Documents or (ii) protecting, preserving, exercising or enforcing during a Default any of its rights in, under or related to the Collateral or the Loan Documents; provided, however, that the agent and each bank shall exercise reasonable efforts to select one common legal counsel for each jurisdiction and other common experts except to the extent that the agent or any bank deems in its reasonable judgment that the use of common legal counsel or other experts would prejudice its interests; and

                  (d) indemnify and hold each Indemnified Person harmless from and against all losses (including judgments, penalties and fines) suffered, and pay or reimburse each Indemnified Person for all reasonable costs and expenses (including fees and disbursements of legal counsel and other experts employed or retained by such Indemnified Person) incurred, by such Indemnified Person in connection with, arising out of, or in any way related to (i) any Loan Document Related Claim (whether asserted by such Indemnified Person or the Borrower or any other Person), including the prosecution or defense thereof and any litigation or proceeding with respect thereto (whether or not, in the case of any such litigation or proceeding, such Indemnified Person is a party thereto), or (ii) any investigation, governmental or otherwise, arising out of, related to, or in any way connected with, the Loan Documents or the relationships established thereunder, except that the foregoing indemnity shall not be applicable to any loss suffered by any Indemnified Person to the extent such loss is determined by a judgment of a court that is binding on the Borrower and such Indemnified Person, final and not subject to review on appeal, to be the result of acts or omissions on the part of such Indemnified Person constituting
(x) willful misconduct or (y) gross negligence.

         Section 10.03 Amounts Payable Due upon Request for Payment.

         All amounts payable by the Borrower under Section 10.02 and under the other provisions of the Loan Documents shall, except as otherwise expressly provided, be immediately due upon request for the payment thereof.

         Section 10.04 Remedies of the Essence.

         The various rights and remedies of the Agent and the Banks under the Loan Documents are of the essence of those agreements, and the Agent and the Banks shall be entitled to obtain a decree requiring specific performance of each such right and remedy.

         Section 10.05 Rights Cumulative.

         Each of the rights and remedies of the Agent and the Banks under the Loan Documents shall be in addition to all of their other rights and remedies under the Loan Documents and Applicable Law, and nothing in the Loan Documents shall be construed as limiting any such rights or remedies.

         Section 10.06 Amendments; Waivers.

         (i) Any term, covenant, agreement or condition of the Loan Documents may be amended, and any right under the Loan Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by (A) in the case of an amendment or waiver with respect to the Loan Documents referred to in
Section 9.07, the Agent, (B) in the case of an amendment or waiver with respect to any other Loan Document, the Required Banks and, if the rights and duties of the Agent are affected thereby, by the Agent and (C) in the case of an amendment with respect to any Loan Document, by the Borrower; provided, however, that no amendment or waiver shall be effective, unless in writing and signed by each Bank affected thereby, to the extent it (1) changes the amount of such Bank's Commitment, (2) reduces the principal of or the rate of interest on such Bank's Loans or Note or the fees payable to such Bank hereunder, (3) postpones any date fixed (otherwise than as a result of a prepayment pursuant to Section 2.05) for any payment of principal of or interest on such Bank's Loans or Note or the fees payable to such Bank hereunder or (4) amends Section 2.14, this Section 10.06 or any other provision of this Agreement requiring the consent or other action of all of the Banks. Unless otherwise specified in an amendment or waiver, an amendment or waiver under the Loan Documents shall be effective only in the specific instance and for the specific purpose for which given. By entering into an amendment with, or giving a waiver under, a section of the Loan Documents, the Banks shall not be deemed to have, or to have intended to have, (aa) waived any rights that they, or any of them, then or thereafter may have under any other provisions of the Loan Documents and (bb) if such amendment or waiver was occasioned by a particular fact or facts, accepted that fact or those facts for any other purpose or Section of the Loan Documents, including Section 4.06 of this Agreement, so that, for purposes of Section 4.06, if such fact or facts has had or could have, either alone, or together with other facts, a Materially Adverse Effect, such Materially Adverse Effect shall be a change or event subject to Section 4.06, notwithstanding such amendment or waiver. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Agent or any Bank under the Loan Documents or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Agent or any Bank under the Loan Documents or Applicable Law.

         Section 10.07 Set-Off; Suspension of Payment and Performance.

         The Agent and each Bank is hereby authorized by the Borrower, at any time and from time to time, without notice, (a) during any Event of Default, to set off against, and to appropriate and apply to the payment of, the Liabilities of the Borrower under the Loan Documents (whether owing to such Person or to any other Person that is the Agent or a Bank and whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all Liabilities owing by such Person or any of its Affiliates to the Borrower (whether payable in Dollars or any other currency, whether matured or unmatured and, in the case of Liabilities that are deposits, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States) and (b) during any Default, to suspend the payment and performance of such Liabilities owing by such Person or its Affiliates in an amount equal to the amount then due and payable under the Loan Documents and, in the case of Liabilities that are deposits, to the extent necessary, to return as unpaid for insufficient funds any and all checks and other items drawn against such deposits. The Agent or such Bank shall provide the Borrower with written notice of the set off, provided the failure of the Agent or such Banks to provide such notice will not effect their rights under this Agreement.

         Section 10.08 Sharing of Recoveries.

                  (a) Each Bank agrees that, if, for any reason, including as a result of (i) the exercise of any right of counterclaim, set-off, banker's lien or similar right, (ii) its claim in any applicable bankruptcy, insolvency or other similar law being deemed secured by a Debt owed by it to the Borrower, including a claim deemed secured under Section 506 of the Bankruptcy Code, or
(iii) the allocation of payments by the Agent or the Borrower in a manner contrary to the provisions of Section 2.14, such Bank shall receive payment of a proportion of the aggregate amount due and payable to it hereunder as principal of or interest on the Loans or fees that is greater than the proportion received by any other Bank in respect of the aggregate of such amounts due and payable to such other Bank hereunder, then the Bank receiving such proportionately greater payment shall purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the rights of the other Banks hereunder so that all such recoveries with respect to such amounts due and payable hereunder (net of costs of collection) shall be pro rata; provided that if all or part of such proportionately greater payment received by the purchasing Bank is thereafter recovered by or on behalf of the Borrower from such Bank, such purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such Bank to the extent of such recovery, but without interest (unless the purchasing Bank is required to pay interest on the amount recovered to the Person recovering such amount, in which case the selling Bank shall be required to pay interest at a like rate). So long as the purchasing Bank has not advised it to the contrary, each selling Bank may assume, for purposes of Section 10.09(b), that no Tax is required to withheld or deducted by the Borrower from, or is otherwise payable by the Borrower in connection with, any payment by the Borrower to or for the account of such Bank under the Loan Documents. The Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation in any rights hereunder so purchased or acquired pursuant to this Section 10.08(a) shall, with respect to such participation, be entitled to all of the rights of a Bank under Sections 2.13, 8.02, 8.03, 8.04, 8.05, 10.02 and 10.07 (subject to any condition imposed on a Bank hereunder with respect thereto, including delivery of the forms and certificates required under Section 2.13(a)(iv)) and may exercise any and all rights of set-off with respect to such participation as fully as though the Borrower were directly indebted to the holder of such participation for Loans in the amount of such participation.

                  (b) Each Bank agrees to exercise any right of counterclaim, set-off, banker's lien or similar right that it may have in respect of the Borrower in a manner so as to apportion the amount subject to such exercise, on a pro rata basis, between

(i) obligations of the Borrower for amounts subject to the sharing provisions of
Section 10.08(a) and (ii) other Liabilities of the Borrower.

         Section 10.09 Assignments and Participations.

         (a) Assignments.

                       (i) The Borrower may not assign any of its rights or obligations under the Loan Documents without the prior written consent of (A) in the case of the Loan Documents referred to in Section 9.07, the Agent and (B) in the case of any of the other Loan Documents, each Bank, and no assignment of any such obligation shall release the Borrower therefrom unless the Agent or each Bank, as applicable, shall have consented to such release in a writing specifically referring to the obligation from which the Borrower is to be released.

                       (ii) Each Bank may from time to time assign any or all of its rights and obligations under the Loan Documents to one or more Persons, without the consent of the Borrower; provided that, except in the case of the grant of an assignment to a Federal Reserve Bank (which may be made without condition or restriction), no such assignment shall be effective unless (A) the assignment is consented to by (unless an Event of Default specified in Sections 16(g) or 16(h) of the Lease exists) the Agent, (B) the assignment is to a Bank or an Eligible Assignee or an Affiliate of a Bank or an Eligible Assignee or is consented to by the Borrower (unless an Event of Default exists), which consent shall not be unreasonably withheld, (C) in the case of a partial assignment, after giving effect thereto, the aggregate amount of the Commitment and the outstanding principal amount of the Loans of both the assignor and the assignee shall be not less than $5,000,000,
         (D) the assignment shall involve the assignment of a fixed percentage of all of the assignor's rights and obligations under the Loan Documents, (E) a Notice of Assignment with respect the assignment, duly executed by the assignor and the assignee, shall have been given to the Borrower and the Agent, (F) in the case of an assignment of a Registered Note, such Registered Note shall have been surrendered for registration of assignment duly endorsed by (or accompanied by a written instrument of assignment duly executed by) the Registered Holder and such assignment shall have been recorded on the Register and
         (G) except in the case of an assignment by the Bank that is the Agent, the Agent shall have been paid an assignment fee of $3,500. Upon any effective assignment, the assignor shall be released from the obligations so assigned and, in the case of an assignment of all of its Loans and Commitment, shall cease to be a Bank. In the event of any effective assignment by a Bank, the Borrower shall, against (except in the case of a partial assignment) receipt of the existing Note of the assignor Bank, issue a new Note to the assignee Bank.

                      (iii) Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Bank to the

         Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of an Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting
         Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this [assignment clause], any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by the Borrower and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or creditor or liquidity enhancement to such SPC.

                  (b) Participations.

                  Each Bank may from time to time sell or otherwise grant participations in any or all of its rights and obligations under the Loan Documents without the consent of the Borrower, the Agent or any other Bank. In the event of any such grant by a Bank of a participation, such Bank's obligations under the Loan Documents to the other parties thereto shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, and the Borrower, the Agent and the other Banks may continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations thereunder. A Bank may not grant to any holder of a participation the right to require such Bank to take or omit to take any action under the Loan Documents, except that a Bank may grant to any such holder the right to require such holder's consent to (i) reduce the principal of or the rate of interest on such Bank's Loans or the fees payable to such Bank hereunder, (ii) postpone any date fixed for any payment of principal of or interest on such Bank's Loans or the fees payable to such Bank hereunder, (iii) permit any Loan Party to assign any of its obligations under the Loan Documents to any other Person or (iv) release any Collateral from the Security Interest except as required or contemplated by the Loan Documents. Each holder of a participation in any rights under the Loan

Documents, if and to the extent the applicable participation agreement so provides, shall, with respect to such participation, be entitled to all of the rights of a Bank as fully as though it were a Bank and may exercise any and all rights of set-off with respect to such participation as fully as though the Borrower were directly indebted to the holder of such participation for Loans in the amount of such participation; provided, however, that no holder of a participation shall be entitled to any amounts that would otherwise be payable to it with respect to its participation under Section 2.12 or 8.02 unless such amounts would have been payable to the Bank that granted such participation if such participation had not been granted. Each Bank selling or granting a participation, including a participation sold pursuant to Section 10.08 shall indemnify the Borrower and the Agent for any Taxes and Liabilities that they may sustain as a result of such Bank's failure to withhold and pay any Taxes applicable to payments by such Bank to its participant in respect of such participation.

         Section 10.10 Governing Law.

         The rights and duties of the Borrower, the Agent and the Banks under this Agreement and the Notes (including matters relating to the Maximum Permissible Rate), and the other Loan Documents, shall pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.

         Section 10.11 Judicial Proceedings; Waiver of Jury Trial.

         Any judicial proceeding brought against the Borrower with respect to any Loan Document Related Claim may be brought in any court of competent jurisdiction in the City of New York, and, by execution and delivery of this Agreement, the Borrower (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any Loan Document Related Claim and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The Borrower hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 10.01(a)(ii), and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right of the Agent, any Bank or any other Indemnified Person to serve process in any other manner permitted by law or shall limit the right of the Agent, any Bank or any other Indemnified Person to bring proceedings against the Borrower in the courts of any other jurisdiction. Any judicial proceeding by the Borrower against the Agent or any Bank involving any Loan Document Related Claim shall be brought only in a court located in, in the case of the Agent, the City and State of New York and, in the case of a Bank, the jurisdiction in which such Bank's principal United States office is located. THE BORROWER, THE AGENT AND EACH BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY LOAN DOCUMENT RELATED CLAIM.

         Section 10.12 LIMITATION OF LIABILITY.

         NEITHER THE AGENT NOR THE BANKS NOR ANY OTHER INDEMNIFIED PERSON SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL, AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, PUNITIVE DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH ANY LOAN DOCUMENT RELATED CLAIM.

         Section 10.13 Process Agent.

         The Borrower hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation, presently located at 1633 Broadway, New York, New York 10019, U.S.A. (the "Process Agent"), and the Borrower hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Borrower shall not impair or affect the validity of such service or of any judgment based thereon.

         Section 10.14 Severability of Provisions.

         Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Borrower hereby waives any provision of Applicable Law that renders any provision of the Loan Documents prohibited or unenforceable in any respect.

         Section 10.15 Counterparts.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

         Section 10.16 Survival of Obligations.

         Except as otherwise expressly provided therein, the rights and obligations of the Borrower, the Agent, the Banks and the other Indemnified Persons under the Loan Documents shall survive the Repayment Date and the termination of the Security Interest.

         Section 10.17 Entire Agreement.

         This Agreement and the Notes embody the entire agreement among the Borrower, the Agent and the Banks relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof except to the extent expressly set forth in the Commitment Letter.

         Section 10.18 Successors and Assigns.

         All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 10.19 No Fiduciary Relationship Established By Loan Documents.

         The relationship between the Borrower and the Banks is that of DEBTOR and CREDITOR. The Loan Documents are not intended to, and do not, establish a FIDUCIARY relationship, nor does a FIDUCIARY relationship otherwise exist, between the Borrower on the one hand, and Agent and the Banks, on the other hand. The parties hereto have dealt at arm's length in negotiating the Borrower Loan Documents.

         Section 10.20 No Recourse to Affiliates. This Agreement is solely and exclusively among the Borrower, the Agent and the Banks, and any obligations created herein shall be the sole obligations of the parties hereto. No party shall have recourse to any parent, subsidiary, affiliate, director or officer, as such, of any other party for performance of said obligations unless the obligations are assumed in writing by the Person against whom recourse is sought.

         Section 10.21 Confidential Information.

         Notwithstanding anything to the contrary contained in this Agreement, each party to any Loan Document agrees that all documents, agreements or other information received by it pursuant to this Agreement or any other Loan Document that was, at the time of its delivery, identified in writing by any party hereto as being confidential will be held by such party in confidence in accordance with such party's customary procedures for handling confidential information. It is understood that each party to any Loan Document consistent with any such procedures, may disclose such confidential information, or portions thereof:

                        (i) in the case of any Bank, to any bona fide permitted prospective transferee in connection with any contemplated assignment; provided, that such transferee is aware of the confidential nature of such information in accordance with the terms of this Section 10.21;

                       (ii) to the extent necessary or appropriate to comply with the request of, or as otherwise customarily disclosed to, any Governmental Entity or representatives thereof;

                      (iii) to any Related Party of such Person and those of any Subsidiary or Affiliate of such Person;

                       (iv) to the extent necessary or appropriate to comply with any subpoena or other court process or in connection with any litigation or legal proceeding but only after giving each party hereto the opportunity to obtain an appropriate protective order;

                        (v) to such Person's independent auditors and accountants, counsel, and other professional advisers in the course of their respective duties;

                       (vi) to the extent necessary to comply with any Applicable Law;

                      (vii) in the enforcement of such Person's rights, as applicable, hereunder, or any other Operative Document during the continuance of an Event of Default;

                     (viii) which is, or after delivery to such Person becomes, otherwise publicly known or generally available to the public other than as a result of a violation of this Section 10.21 by such Person; and

                       (ix) to any of the Rating Agencies in order to rate this Agreement and the Notes.

         Section 10.22 Registered Notes.

         A Bank that is a Non-US Bank and that has complied with Section 2.13(a)(iv)(A)(1) may have its Notes issued as Registered Notes, and for this purpose the Borrower shall cause to be maintained a Register. Once issued, Registered Notes may not be exchanged for Notes that are not Registered Notes and the ownership of Registered Notes, and of the Loans evidenced thereby, may be transferred only in accordance with the provisions of Section 10.09(a)(ii)(D).

         [The remainder of this page has been intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the Agreement Date.


                                    AES EASTERN ENERGY, L.P.


                                    By
                                       ---------------------------
                                       Name:
                                       Title:


                                    CREDIT SUISSE FIRST BOSTON,
                                       as Agent


                                    By
                                       ---------------------------
                                       Name:
                                       Title:



                                    By
                                       ---------------------------
                                       Name:
                                       Title:



                                    CREDIT SUISSE FIRST BOSTON,
                                       as Bank


                                    By
                                       ---------------------------
                                       Name:
                                       Title:


                                    By
                                       ---------------------------
                                       Name:
                                       Title:



                                    Agreement Date:  May 14, 1999

                                                                   Schedule 2.02




                               NOTICE OF BORROWING






Credit Suisse First Boston
Eleven Madison Avenue
New York, New York 10010-3629


Date:


Gentlemen:

         Reference is made to the Secured Revolving O&M Costs Facility, dated as of May 14, 1999 among AES Eastern Energy, L.P., the Banks listed on the signature pages thereof and Credit Suisse First Boston, as Agent (the "Credit Facility"). The undersigned hereby gives notice pursuant to Section 2.02 of the Credit Facility of its request to have the following Loans made to it on [insert requested date of borrowing]:


        Type of Loan                                         Amount


-------------------------------                        -------------------

-------------------------------                        -------------------

-------------------------------                        -------------------

         The undersigned, on behalf of the Borrower, represents and warrants that (a) the borrowing requested hereby complies with the requirements of the Credit Facility, (b) attached to this Notice of Borrowing is a Funding Date Certificate complying with the requirements of the Depositary Agreement and the Credit Facility and (c) except to the extent set forth on Annex A hereto, (i) each Loan Document Representation and Warranty is true and correct at and as of the date hereof and (except to the extent the undersigned gives notice to the Banks to the contrary prior to 5:00 p.m. on the Business Day before the requested date for the making of the Loans) will be true and correct at and as of the time the Loans are made, in each case both with and without giving effect to the Loans and the application of the proceeds thereof, and (ii) no Default has occurred and is continuing as of the date hereof or would result from the making of the Loans or from the application of the proceeds thereof if the Loans were made on the date hereof, and (except to the extent the undersigned gives notice to the Banks to the contrary prior to 5:00 p.m. on the Business Day before the requested date for the making of the Loans) no Default will have occurred and be continuing at the time the Loans are to be made or would result from the making of the Loans or from the application of the proceeds thereof.

                                                     AES EASTERN ENERGY, L.P.


                                                     By ______________________,
                                                     on behalf of the Borrower
                                                     Name:
                                                     Title:

                                                            Schedule 2.03(c)(iv)




                      NOTICE OF CONVERSION OR CONTINUATION






Credit Suisse First Boston
Eleven Madison Avenue
New York, New York 10010-3629


Date:


Gentlemen:

         Reference is made to the Secured Revolving O&M Costs Facility, dated as of May 14, 1999 among AES Eastern Energy, L.P., the Banks listed on the signature pages thereof and Credit Suisse First Boston, as Agent (the "Credit Facility"). The undersigned hereby gives notice pursuant to Section 2.03(c)(iv) of the Credit Facility of its desire to convert or continue the Loans specified below into or as Loans of the Types and in the amounts specified below on [insert date of conversion or continuation]:


           Loans to be Converted or Continued                          Converted or Continued Loans
           ----------------------------------                          ----------------------------
Type of Loan         Last Day of Current         Amount              Type of Loan              Amount
                      Interest Period
------------         -------------------         ------              ------------              ------














         The undersigned represents and warrants that conversions and continuations requested hereby comply with the requirements of the Credit Facility.

                                     AES EASTERN ENERGY, L.P.


                                     By_________________________________
                                     Name:
                                     Title:

                                                                Schedule 2.05(a)




                              NOTICE OF PREPAYMENT






Credit Suisse First Boston
Eleven Madison Avenue
New York, New York 10010-3629


Date:


Gentlemen:

         Reference is made to the Secured Revolving O&M Costs Facility, dated as of May 14, 1999, among AES Eastern Energy, L.P., the banks listed on the signature pages thereof and Credit Suisse First Boston, as Agent (the "Credit Facility"). The undersigned hereby gives notice pursuant to Section 2.05(a) of the Credit Facility that it will prepay the Loans specified below on [insert date of prepayment]:


Type of Loan                Last Day of Current                          Amount
                             Interest Period
------------                -------------------                          ------










         The undersigned represents and warrants that the prepayment requested hereby complies with the requirements of the Credit Facility.

                                     AES EASTERN ENERGY, L.P.


                                     By__________________________________
                                     Name:
                                     Title:

                                                                Schedule 2.05(c)




                            NOTICE OF CLEAN-UP PERIOD






Credit Suisse First Boston
Eleven Madison Avenue
New York, New York 10010-3629


Date:


Gentlemen:

         Reference is made to the Secured Revolving O&M Costs Facility, dated as of May 14, 1999, among AES Eastern Energy, L.P., the banks listed on the signature pages thereof and Credit Suisse First Boston, as Agent (the "Credit Facility"). The undersigned hereby gives notice pursuant to Section 2.05(c) of the Credit Facility of the commencement of a Clean-Up Period on
___________________.

                                     AES EASTERN ENERGY, L.P.


                                     By______________________________________
                                     Name:
                                     Title:

                                                            Schedule 2.13(a)(iv)




                             NON-US BANK CERTIFICATE






AES Eastern Energy, L.P.
[Insert Address Information]

Credit Suisse First Boston
Eleven Madison Avenue
New York, New York 10010-3629


Gentlemen:

         Reference is made to the Secured Revolving O&M Costs Facility, dated as of May 14, 1999 among AES Eastern Energy, L.P., the banks listed on the signature pages thereof and Credit Suisse First Boston, as Agent. Terms used herein that are defined in such Credit Facility are used with the meanings therein ascribed to them.

         The undersigned hereby (a) certifies to the Borrower and the Agent that
(i) it is a Non-US Bank and (ii) is entitled to submit an Internal Revenue Service Form W-8 and (b) agrees to indemnify and defend the Borrower and the Agent from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, and expenses of any kind arising out of, resulting from, or in any way connected with the certification made pursuant to clause (a) being incorrect.

                                Very truly yours,

                                [Bank]


                                By: ______________________________________
                                Name:
                                Title:

                                                            Schedule 3.01(b)(vi)




                       FORM OF BORROWER'S COUNSEL OPINION

                                                           Schedule 3.01(b)(vii)




                         FORM OF AGENT'S COUNSEL OPINION

                                                                   Schedule 4.01

                         (for information purposes only)


                                    SECTION 3

                         REPRESENTATIONS AND WARRANTIES


                  Section 3.1 Representations and Warranties of AEE. AEE represents and warrants to each of the other parties hereto that, as of the Closing Date:

                  (a) Due Organization, etc. (i) AEE is a limited partnership duly formed, validly existing, and in good standing under the laws of the State of Delaware, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to result in a Material Adverse Effect, and has the partnership power and authority to own or hold under lease its assets and properties, conduct its business as now conducted and as presently proposed to be conducted and enter into and perform its obligations under this Agreement and each of the other Operative Documents to which it is or will be a party. The sole general partner of AEE is AES NY. The sole limited partner of AEE is AES NY2.

                         (ii) Each of AES NY, AES NY2, AES NY3 and each AEE
                  Subsidiary in existence on the Closing Date is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to result in a Material Adverse Effect, and has all requisite power and authority to own, or hold under lease, its assets and properties and conduct its business as now conducted and as presently proposed to be conducted.

                  (b) Due Authorization, Enforceability, etc. The execution, delivery and performance of this Agreement and each of the other Operative Documents to which it is or will be a party and the compliance by it with the terms and provisions hereof and thereof have been duly authorized by all necessary action of each of AEE and the AEE Entities, as applicable, and such action does not and will not require any further action, consent or approval by any trustee or holder of any Indebtedness of AEE or such AEE Entities, as applicable. This Agreement and each of the other Operative Documents to which it is or will be a party has been duly executed and delivered by each of AEE and the AEE Entities, as applicable. Assuming the due authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and when executed and delivered, the other Operative Documents to which AEE or any AEE Entity is or will be a party will constitute, the legal, valid and binding obligations of AEE or such AEE Entity, as applicable, enforceable against AEE or such AEE Entity, as applicable, in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

                  (c) No Conflicts. The execution, delivery and performance by each of AEE and the AEE Entities, as applicable, of this Agreement and each of the other Operative Documents to which it is or will be a party, the consummation by AEE and such AEE Entities of the transactions contemplated hereby and thereby, and compliance by AEE and such AEE Entities with the terms and provisions hereof and thereof, do not and will not (i) conflict with or result in any breach of any agreement to which AEE or any AEE Entity is a party (including any Material Agreement), (ii) conflict with any Applicable Law which could reasonably be expected to result in a Material Adverse Effect, (iii) conflict with the partnership agreement of AEE or the organizational documentation of any AEE Entity or (iv) result in the creation of any Lien (except Permitted Liens) upon any of the property or assets of AEE and such AEE Entities pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or any other agreement, contract or instrument to which AEE or such AEE Entity is a party or by which any of their respective property or assets are bound.

                  (d) Governmental Actions. Except for the Governmental Approvals set forth on Schedule 3.1(d)(i) and Schedule 3.1(d)(ii), (i) no Governmental Approval is required to be obtained in the name of AEE or any AEE Entity or the Owner Trust in connection with (A) the acquisition, operation and maintenance of the Facility, the Related Facility and the Additional Facilities, (B) the issuance of the Pass Through Certificates and the execution, delivery and performance by AEE of the Operative Documents to which it is or will be a party, or (C) the leasing of the Undivided Interest, and (ii) no Governmental Approval (except Governmental Approvals applicable to the Owner Participant, the Pass Through Trustees, the Owner Trust, or any Certificateholder as a result of activities by such Person or any of its Affiliates not contemplated by the Operative Documents and Governmental Approvals applicable to such parties other than under the law of the State of New York or the laws of the United States of America) is or will be required (A) in connection with the participation by the Owner Participant, the Pass Through Trustees, the Owner Trust, or any Certificateholder in the consummation of the Lease Financing or (B) to be obtained by any of such Persons during the Lease Term, except in the case of either clause (i) or (ii), such Governmental Approvals (1) as may be required by Applicable Law not now in effect, (2) as may be required in consequence of any transfer of ownership of the Undivided Interest by the Owner Trust, (3) as would be required by Applicable Law upon termination or expiration of the Lease in connection with taking possession of an interest in any assets of AEE in accordance with the Support Agreements or any part thereof or the property purported to be covered by the Site Lease, (4) as may be required by Applicable Law, if, after termination or expiration of the Lease, AEE or any other Person should provide transmission services for the Owner Trust, (5) as may be required in consequence of any exercise of remedies or other rights by any such Person in connection with taking possession of an interest in the Facility or the property purported to be covered by the Site Lease, or (6) required as filings pursuant to the terms of a Governmental Approval (which filings AEE agrees to make promptly when required) and other types of routine operating plans and filings required under Applicable Law. All of the Governmental Approvals set forth on Schedule 3.1(d)(i) have been validly issued, are in full force and effect and are non-appealable (except as indicated on Schedule 3.1(d)(i)) and there is no proceeding pending, or to the Actual Knowledge of AEE, threatened, which seeks to, or which may reasonably be expected to, rescind, terminate, modify, condition, suspend or otherwise alter any such Governmental Approval (except as are necessary for the transfer or reissuance of such Governmental Approvals to AEE or any AEE Entity). Set forth on Schedule 3.1(d)(ii) are those Governmental Approvals which are required under existing Applicable Law to be obtained, reissued, or transferred from time to time after the Closing Date and AEE does not have any reason to believe that it will be unable to obtain such Governmental Approvals in the ordinary course of business and at such time or times as may be necessary to avoid any substantial delay in, or material impairment to, the performance of the transactions contemplated by the Operative Documents. Each of AEE and the AEE Entities has obtained and is in compliance with all Governmental Approvals required to be obtained by it as of the date hereof unless the failure to obtain such approvals or such non-compliance therewith, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (e) Litigation. There is no pending or, to the Actual Knowledge of AEE, threatened action, suit, investigation or proceeding at law or in equity by or before any Governmental Entity, against or affecting AEE or any property or other assets or rights of AEE or with respect to any Operative Document, the Undivided Interest, the Ground Interest, the Facility, the Facility Site, or any of the other Assigned Assets that, individually or in the aggregate, if determined adversely could reasonably be expected to result in a Material Adverse Effect.

                  (f) No Defaults. Neither AEE nor any AEE Entity is in default, and no condition exists that with notice or lapse of time or both would constitute a default, under the Lease or any other Operative Document. Set forth on Schedule 3.1(f) is a list of all Material Agreements. Neither AEE nor any AEE Entity is in default under, and neither AEE nor any AEE Entity, to its Actual Knowledge, is aware of a default by any other party to, any Material Agreement in any such case where any such default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (g) Location of Chief Place of Business and Chief Executive Office, etc. The chief executive office and principal place of business of each of AEE and AEE 2 and the office where each of AEE and AEE 2 keeps its corporate records concerning the Facility, the Facility Site and the Operative Documents is located at 1001 North 19th Street, 20th Floor, Arlington, Virginia.

                  (h) Liens. (i) AEE has good record and marketable fee title in the Facility Site, the Related Facility Site and the site of each of the Additional Facilities, in each case free and clear of all Liens other than Permitted Liens.

                         (ii) Upon execution and delivery of the Operative
                  Documents and recording of the instruments referred to in Part I of Schedule 4.19 in accordance



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
                  with Section 4.19, (A) good and marketable fee simple title to the Undivided Interest will be duly, validly and effectively conveyed and transferred to the Owner Trust, free and clear of all Liens other than Permitted Liens, (B) a good and valid leasehold interest in the Ground Interest will be duly, validly and effectively granted to the Owner Trust upon the terms and conditions in the Site Lease, free and clear of all Liens other than Permitted Liens, and (C) a good and valid easement estate in the Easements will be duly, validly and effectively granted to the Owner Trust upon the terms and conditions in the Site Lease, free and clear of all Liens other than Permitted Liens.

                        (iii) When duly authorized, executed and delivered by
                  each of the parties thereto, the Indenture will create a valid Lien in favor of the Indenture Trustee in the Indenture Estate and no filing, recording, registration or notice with any federal or state Governmental Entity will be necessary to establish or, except for such filings and recordings as will be made pursuant to Section 4.19, to perfect, or give record notice of, the Lien of the Indenture to the extent such Lien may be perfected by filings or recordings.

                         (iv) When duly authorized, executed and delivered by
                  each of the parties thereto, the Mortgage will create a valid Lien in favor of the Mortgagee in the Mortgaged Property and no filing, recording, registration or notice with any federal or state Governmental Entity will be necessary to establish or, except for such filings and recordings as will be made pursuant to Section 4.19, to perfect, or give record notice of, the Lien of the Mortgagee to the extent such Lien may be perfected by filings or recordings.

                          (v) When duly authorized, executed and delivered by
                  each of the parties thereto, the Assignment of Leases will create a valid Lien in favor of the assignee thereof in the Leases and Income (as defined in the Assignment of Leases) and no filing, registration or notice with any federal or state Government Entity will be necessary to establish or, except for such filings and recordings as will be made pursuant to
                  Section 4.19, to perfect, or give record notice of, the Lien of such assignee to the extent such Lien may be perfected by filings or recordings.

                         (vi) None of the Permitted Liens shall, on and after
                  the Closing, materially interfere with the use, operation or possession of the Facility (as contemplated by the Operative Documents) or the use of or exercise by the Owner Trust of its rights under the Site Lease with respect to the Facility or the Facility Site.

                  (i) Financial Statements. The Pro Forma Balance Sheet, copies of which have been delivered to the Owner Participant and the Pass Through Trustees, and the assumptions used in preparing the Pro Forma Balance Sheet were made in good faith and are reasonable and fairly present the financial condition of AEE, as of the date of such Pro Forma Balance Sheet , and all material assumptions with respect to the Pro Forma Balance Sheet are set forth therein.

                  (j) Projections. All projections and budgets (including the Base Case Projections) which are attached hereto as Schedule 3.1(j) and which have been furnished to the Owner Participant or the Pass Through Trustees by or on behalf of AEE (including projections and budgets furnished by the Independent Engineer at the request of AEE) and the summaries of significant assumptions related thereto (i) have been prepared with due care in accordance with Prudent Industry Practices,
         (ii) fairly present to the best of AEE's knowledge, AEE's expectations as to the matters covered thereby as of their date, (iii) are based on reasonable assumptions as to all factual and legal matters material to the estimates therein (including interest rates and operation and maintenance costs) and (iv) are, in all material respects, comprehensive and consistent with the provisions of the Operative Documents.

                  (k) Use of Proceeds. All proceeds of the Purchase Price shall be used for the acquisition of the Facility.

                  (l) Regulatory Status/Utility Regulation. Each of AEE and AEE 2 is an "Exempt Wholesale Generator" as such term is defined in Section 32 of PUHCA. Neither AEE nor any of the AEE Entities is regulated as a "public utility company", or a "holding company", a "subsidiary company" or an "affiliate", in each case, of either a "holding company" or a "public utility company", as such terms are defined in PUHCA. None of the Owner Trust, the Owner Participant, AEE, the AEE Entities, any Certificateholder nor any of their respective Affiliates is nor, solely by virtue of the execution, delivery or performance of, or the consummation of the Lease Financing (and in the case of the Owner Participant and the Owner Trust, assuming that the representations and warranties of the Owner Participant and the Owner Trust set forth herein are true and correct at all times), will be regulated as a "public utility company," or a "holding company," a "subsidiary company" or an "affiliate," in each case, of either a "holding company" or a "public utility company," as such terms are defined in PUHCA nor subject to any electric utility regulation under New York law. Neither AEE nor any AEE Entity is subject to electric rate regulation under New York law.

                  (m) Investment Company Act. Neither AEE nor any AEE Entity is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

                  (n) Securities Act. Neither AEE nor any AEE Entity (nor any Person authorized by any of them) has directly or indirectly offered or sold any interest in the Beneficial Interest, the Lessor Notes or the Pass Through Certificates or any part thereof (or in any similar security or lease, or in any security or lease the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Beneficial Interest, the Lessor Notes or the Pass Through Certificates or any part thereof), or solicited any offer to acquire any of the same, in violation of the registration requirements of Section 5 of the Securities Act.

                  (o) Compliance With Laws. Each of AEE and the AEE Entities are in compliance with all Applicable Laws, including, without limitation, all Environmental

         Laws, and none of such parties has received any written notice from any Governmental Entity of non-compliance with the need to perform any work, make repairs or make any capital improvements in order to comply with, or the imposition or threat of the imposition of penalties under, Applicable Law, except as specified on Schedule 3.1(o) hereto and otherwise, in the case of any Applicable Law other than Environmental Law, where such non-compliance is the subject of appropriate proceedings and could not reasonably be expected to result in a Material Adverse Effect.

                  (p) Taxes. Each of AEE and the AEE Entities have filed, or caused to be filed, all tax and information returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent the same have become due and payable, other than taxes the payment of which is being contested by appropriate proceedings, in accordance with Section 5.7 and AEE has no Actual Knowledge of any actual or proposed deficiency or additional assessment in connection therewith which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (q) ERISA. (i) AEE and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder to the extent that they relate to any Plan with respect to which AEE could have a direct or indirect, actual or contingent liability except where such non-compliance could not reasonably be expected to result in a Material Adverse Effect. None of AEE or any ERISA Affiliate maintains or has maintained a Plan subject to Title IV of ERISA within the last six years with respect to which any liability continues to exist; provided, however, that pursuant to the Asset Purchase Agreement, AEE is obligated to establish a Plan subject to Title IV of ERISA effective as of the Closing Date. AEE is not (A) a plan described in Section 3(3) of ERISA or Section 4975 of the Code or
         (B) a "foreign person" as defined in Section 1445 of the Code.

                         (ii) Assuming the correctness of the representations of
                  the other parties hereto and of the Certificateholders in the Certificates, the Lease Financing will not constitute a non-exempt "prohibited transaction" within the meaning of
                  Section 406 of ERISA or Section 4975(c)(1) of the Code (or in the case of a governmental plan or church plan (each as defined in ERISA) any substantially similar federal, state or local law).

                  (r) Adequate Rights. (i) Based upon the reasonable expectations of AEE, and subject to obtaining any necessary licenses, permits and approvals from Governmental Entities, which under any Applicable Law on the Closing Date the Owner Trust will be able to obtain upon or before the expiration or earlier termination of the Lease Term, (A) the rights and interests made available to the Owner Trust or its permitted transferees pursuant to the Support Agreements and the other Operative Documents, together with (B) all materials, supplies and services, including, but not limited to, all natural gas, electrical, telephone, water, sanitary waste disposal, ash disposal, rail, coal supply, septic or water treatment system or services and all other utility services necessary for the present use, operation and maintenance of the Facility (currently available at the Facility, which to the Actual Knowledge of AEE are connected under valid permits and in working order, in all material respects) permit on a commercially practicable basis commencing with the expiration or sooner termination of the Lease Term, (1) the occupation, maintenance and repair of the Facility and the Facility Site, (2) the use, operation, leasing and possession of the Facility and the Facility Site, (3) the use, operation, leasing, possession, maintenance, replacement, renewal and repair of all alterations, modifications, additions, accessions, improvements, appurtenances, replacements and substitutions thereof and thereto, subject to the provisions of the Operative Documents, (4) appropriate ingress to and egress from the Facility for any reasonable purpose in connection with the exercise of rights under the Support Agreements and with the Owner Trust's interest in the Facility and the Facility Site, including, without limitation, access to dedicated public roads and to the Actual Knowledge of AEE, all other material roads, easements, servitude, rights-of-way and other rights of ingress and egress as are necessary for the present operation, maintenance and use of the Facility, (5) the procurement of other rights and services necessary or appropriate to utilize the Facility in a commercial manner, (6) transmission services from the Facility sufficient to enable the Owner Trust to sell its share of the output of the Facility, and (7) the operation of the Facility as an independent unit.

                         (ii) To the Actual Knowledge of AEE, in all material
                  respects (A) the electrical, plumbing, heating, drainage, air conditioning, ventilation and other mechanical and electrical systems on and in the Facility are in good working order and repair and are adequate in quantity and quality for present operation of the Facility by AEE under the Lease; and (B) the Facility is otherwise in safe condition and there are no structural or other patent defects in the roofs, and other structural portions of the Facility, including walls, pillars, supporting columns and foundations.

                        (iii) To the Actual Knowledge of AEE, other than
                  Permitted Liens, the use of the Facility does not in any material respect depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained for its present use, and all material building, construction and use related permits, approvals and consents necessary for such use have been issued and are in full force and effect; provided, that no representation is made herein regarding zoning ordinances or regulations.

                         (iv) To the Actual Knowledge of AEE, no default or
                  breach exists under any covenant, condition, restriction, right-of-way, easement or other agreement affecting all or any portion of the Facility which is to be performed or complied with by the owner or occupant of all or any portion of the Facility the nonperformance of which could reasonably be expected to result in a Material Adverse Effect.

                          (v) As of the Closing Date, there are no subleases,
                  rental agreements or other agreements conferring on any Person other than AEE the right to use or occupy all or any portion of the Facility or the Facility Site except those, if any, reflected in the Title Policies.

                         (vi) To the Actual Knowledge of AEE, there are no
                  public improvements pending or intended that would result in any charge or special assessment against the Facility, except those, if any, reflected in the Title Policies delivered pursuant to Section 4.26. To the Actual Knowledge of AEE, the Facility is not subject to any material utility "tap-in" fees, except those, if any, reflected in such Title Policies.

                  (s) Qualification to do Business. The qualification of the Owner Participant, the Owner Trust, the Trustee, the Indenture Trustee or the Pass Through Trustees to do business under the laws of the State of New York or any political subdivision thereof is not required solely as a consequence of the execution and delivery of the Operative Documents, the making of the Equity Investment or the Loans or, prior to expiration or termination of the Lease, the performance by the Owner Participant, the Owner Trust, the Trustee, the Indenture Trustee or the Pass Through Trustees of this Agreement or any other Operative Document to which it is or will be a party, prior to the exercise of dispossessing remedies under the Lease or the Indenture.

                  (t) Jurisdiction. In accordance with Section 16.13 hereof, AEE has validly submitted to the jurisdiction of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York.

                  (u) Environmental Matters. For purposes of this Section 3.1(u) only, "Actual Knowledge" shall include actual knowledge that would have been obtained after reasonable inquiry in light of the circumstances prior to signing the Asset Purchase Agreement and the limitations in the Asset Purchase Agreement.

                           (i) Except as specifically disclosed in the
                  Environmental Report and Schedule 3.1(u), neither AEE, nor any AEE Entity, nor, to the Actual Knowledge of AEE, NYSEG or NGE has received from any Governmental Entity any written notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (A) there has been a release, or there is a threat of release, of any Hazardous Substance in, on, under or from the Facility or the Facility Site except for releases authorized under or in compliance with Applicable Laws, including Environmental Laws; (B) AEE, NYSEG or NGE have or has any material liability for the costs of cleaning up, remedying or responding to a release of any Hazardous Substance pertaining to the Facility or the Facility Site or
                  (C) either the Facility or the Facility Site is subject to a Lien in favor of any Governmental Entity in response to a release of any Hazardous Substance;

                         (ii) Except as specifically disclosed in the
                  Environmental Report and Schedule 3.1(u), AEE, and to the Actual Knowledge of AEE, each of NYSEG and

                  NGE have taken all required or necessary response actions, including any removal or remedial or other response action, in respect of any release, emission, discharge or disposal, or threat of release, discharge, disposal or emission of any Hazardous Substance, in, on, under or from the Facility or the Facility Site, so as to be in material compliance with all Applicable Laws, including Environmental Laws.

                        (iii) to the Actual Knowledge of AEE, except as
                  specifically disclosed in the Environmental Report and
                  Schedule 3.1(u):

                                    (A) the Facility and the Facility Site and
                           the ownership, use, maintenance, modification and operation of the Facility and the Facility Site are now in compliance with applicable Environmental Laws in all material respects;

                                    (B) all Hazardous Substances generated,
                           maintained, produced, manufactured, processed, distributed, used, treated, managed, stored, contained, recycled, transported or handled on, to, at or from the Facility or the Facility Site have been disposed of in compliance with applicable Environmental Laws in all material respects;

                                    (C) no material Hazardous Substances are
                           located in, on, at or under the Facility or the Facility Site, except to the extent incidental to the current use of the Facility or the Facility Site, and AEE, and to the Actual Knowledge of AEE, each of NYSEG and NGE has not and is not currently maintaining, producing, manufacturing, processing, distributing, handling, treating, managing, containing, recycling, transporting, releasing, emitting, discharging, depositing, generating, storing, disposing of or creating any Hazardous Substances in its ownership, alteration, modification, construction, use, operation or maintenance of the Facility or the Facility Site other than in compliance with applicable Environmental Laws in all material respects;

                                    (D) there are no material Environmental
                           Conditions with respect to the Facility or the Facility Site;

                                    (E) no Hazardous Substances have been
                           released at, to, under, about or from the Facility or the Facility Site other than in compliance with all Environmental Laws in all material respects;

                                    (F) there are not any leaking underground
                           storage or treatment tanks, sumps, water, gas or oil wells, or associated piping located at on or under any of the Facility or the Facility Site;

                                    (G) (1) there is no friable asbestos or urea
                           formaldehyde insulation contained in, forming any part of, or contaminating any part of the Facility or the Facility Site, and (2) no polychlorinated biphenyls

                           (PCBs) are used, stored, located at or contaminate any part of the Facility or the Facility Site; and

                                    (H) no Lien has attached to the Facility by
                           reason of any Environmental Condition.

                  (v) Subsidiaries. The AEE Subsidiaries in existence on the Closing Date are the sole subsidiaries of AEE. AEE owns 100% of the membership interests of each such AEE Subsidiary.

                  (w) No Brokers' Fees. Neither AEE nor any AEE Entity, nor any Person acting on their behalf, has taken any actions the effect of which would be to cause any party hereto to be liable for any brokers', finders' or agents' fees or commissions or costs of any nature or kind claimed by or on behalf of brokers, finders or agents in respect of the Lease Financing except to the extent included in Transaction Expenses or otherwise paid by AEE.

                  (x) Property. Each of AEE and the AEE Entities shall, upon consummation of the transactions contemplated by the Asset Purchase Agreement, have good and marketable title to and possession of, or a good and valid leasehold interest in, the Assigned Assets (and AEE shall have good and marketable fee simple title to the Facility Site) free and clear of all Liens (except Permitted Liens), including all intellectual property or rights to use intellectual property and other rights required for the conduct of its respective business, but only to the extent such intellectual property and other rights are required and the failure to obtain such property could reasonably be expected to result in a Material Adverse Effect. AEE is not a party to any contract or agreement to sell any interest in the Facility other than pursuant to the Operative Documents and the operative documents executed in connection with the lease financings contemplated by the Other Leases.

                  (y) No Event of Loss. No Event of Loss has occurred, and, to the Actual Knowledge of AEE, no event giving rise to an Event of Loss is threatened, in each case with the respect to the Facility.

                  (z) Sales Taxes. Other than any Taxes included within Transaction Expenses, all Taxes due and payable on the Closing Date in connection with the sale of the Facility, the Lease of the Undivided Interest and the Site Lease (and subsequent Site Sublease) of the Facility Site, the issuance of the Lessor Notes and the Lease Financing shall have been paid by or on behalf of AEE, and all filings, reportings or other requirements with respect to such Taxes shall have been satisfied by AEE. There are no ongoing use taxes applicable to the foregoing except as set forth in the Base Case Projections.

                  (aa) Year 2000 Compliant. Each of AEE and the AEE Entities has reviewed its operations with a view to assessing whether their business or operations will, in the receipt, transmissions, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to any significant risk that computer hardware, software or any equipment containing embedded microchips used in their business or operations will not in the case of dates or time periods occurring after December 31, 1999 function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000 (the -Year 2000 Issue"). AEE has no reason to believe that the risks associated with the Year 2000 Issue are reasonably likely to result in a Material Adverse Effect.

                                                                   Schedule 4.02



         1. Section 3.1(h)(i) of each of the Participation Agreements is amended to read as follows:

         (h) Liens. (i) AEE has good record and marketable fee title in the Facility Site and the Related Facility Site, in each case free and clear of all Liens other than the Permitted Liens.

         2. Section 3.1(q)(i) of each of the Participation Agreements is modified by deleting the second to last sentence thereof.

         3. Section 3.1 of each of the Participation Agreements is amended to add the following sections:

                  (bb) AEE 2 Liens. (i) AEE 2 has good record and marketable fee title in each of the Additional Facilities, in each case free and clear of all Liens other than Permitted Liens.

                           (ii) None of the Permitted Liens shall, on and after
                  the Closing, materially interfere with the use, operation or possession of the Additional Facilities.

                  (cc) AEE 2 Adequate Rights. (i) AEE 2 is able to obtain all materials, supplies and services, including, but not limited to, all natural gas, electrical, telephone, water, sanitary waste disposal, ash disposal, rail, coal supply, septic or water treatment system or services and all other utility services necessary for the present use, operation and maintenance of the Additional Facilities (which to the Actual Knowledge of AEE 2 and the AEE 2 Entities, all such services are currently available and are connected under valid permits and in working order, an all material respects) so as to permit on a commercially practicable basis (1) the occupation, maintenance and repair of the Additional Facilities, (2) the use, operation, leasing and possession of the Additional Facilities, (3) the use, operation, leasing, possession, maintenance, replacement, renewal and repair of all alterations, modifications, additions, accessions, improvements, appurtenances, replacements and substitutions thereof and thereto, (4) appropriate ingress to and egress from the Additional Facilities for any reasonable purpose in connection with the exercise of rights under AEE 2's interest in the Additional Facilities, including, without limitation, access to dedicated public roads and to the Actual Knowledge of AEE and the AEE 2 Entities, all other material roads, easements, servitude, rights-of-way and other rights of ingress and egress as are necessary for the present operation, maintenance and use of the Additional Facilities, (5) the procurement of other rights and services necessary or appropriate to utilize the Additional Facilities in a commercial manner, (6) transmission services from the Additional Facilities sufficient to enable AEE 2 to sell the output of the Additional Facilities, and (7) the operation of the Additional Facilities as independent units.

                           (ii) To the Actual Knowledge of AEE 2 or the AEE 2
                  Entities, in all material respects (A) the electrical, plumbing, heating, drainage, air conditioning, ventilation and other mechanical and electrical systems on and in the Additional Facilities are in good working order and repair and are adequate in quantity and quality for present operation of the Additional Facilities by the AEE 2 Entities; and (B) the Additional Facilities are otherwise in safe condition and there are no structural or other patent defects in the roofs, and other structural portions of the Additional Facilities, including walls, pillars, supporting columns and foundations.

                           (iii) To the Actual Knowledge of AEE 2 or the AEE 2
                  Entities, other than Permitted Liens, the use of the Additional Facilities do not in any material respect depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained for its present use, and all material building, construction and use related permits, approvals and consents necessary for such use have been issued and are in full force and effect.

                           (iv) To the Actual Knowledge of AEE 2 or the AEE 2
                  Entities, no default or breach exists under any covenant, condition, restriction, right-of-way, easement or other agreement affecting all or any portion of the Additional Facilities which is to be performed or complied with by the owner or occupant of all or any portion of the Additional Facilities the nonperformance of which could reasonably be expected to result in a Material Adverse Effect.

                           (v) There are no subleases, rental agreements or
                  other agreements conferring on any Person other than the AEE 2 Entities the right to use or occupy all or any portion of the Additional Facilities.

                           (vi) To the Actual Knowledge of AEE 2 or the AEE 2
                  Entities, there are no public improvements pending or intended that would result in any charge or special assessment against the Additional Facilities, except those, if any, reflected in the title policies relating to the Additional Facilities.

                  (dd) Additional Facilities Environmental Matters. For purposes of this Section 3.1(dd) only, "Actual Knowledge" shall include actual knowledge that would have been obtained after reasonable inquiry in the light of the circumstances prior to signing the Asset Purchase Agreement and the limitations in the Asset Purchase Agreement.

                           (i) Except as specifically disclosed in the
                  Environmental Report and Schedule 3.1(u), no AEE 2 Entity has received from any Governmental Entity any written notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (A) there has been a release, or there is a threat of release, of any Hazardous Substance in, on, under or from the Additional Facilities except for releases authorized under or in compliance with Applicable Laws, including Environmental Laws, or any release or releases for which, in the aggregate, no AEE 2 Entity has any material liability for the costs of cleaning up, remedying or responding to a release of any Hazardous Substance pertaining to the Additional Facilities; (B) any

                  AEE 2 Entity has any material liability for the costs of cleaning up, remedying or responding to a release of any Hazardous Substance pertaining to the Additional Facilities or
                  (C) any Additional Facility is subject to a Lien in favor of any Governmental Entity in response to a release of any Hazardous Substance;

                           (ii) Except for the conditions specifically disclosed
                  in the Environmental Report and Schedule 3.1(u), each AEE 2 Entity has taken all required or necessary response actions, including any removal or remedial or other response action, in respect of any release, emission, discharge or disposal, or threat of release, discharge, disposal or emission of any Hazardous Substance, in, on, under or from the Additional Facilities, so as to be in material compliance with all Applicable Laws, including Environmental Laws.

                           (iii) to the Actual Knowledge of each AEE 2 Entity,
                  except as specifically disclosed in the Environmental Report and Schedule 3.1(u):

                                    (A) the Additional Facilities and the
                           ownership, use, maintenance, modification and operation of the Additional Facilities are now in compliance with applicable Environmental Laws in all material respects;

                                    (B) all Hazardous Substances generated,
                           maintained, produced, manufactured, processed, distributed, used, treated, managed, stored, contained, recycled, transported or handled on, to, at or from the Additional Facilities have been disposed of in compliance with applicable Environmental Laws in all material respects;

                                    (C) no material Hazardous Substances are
                           located in, on, at or under the Additional
                           Facilities, except to the extent incidental to the current use of the Additional Facilities, and each AEE 2 Entity has not and is not currently maintaining, producing, manufacturing, processing, distributing, handling, treating, managing, containing, recycling, transporting, releasing, emitting, discharging, depositing, generating, storing, disposing of or creating any Hazardous Substances in its ownership, alteration, modification, construction, use, operation or maintenance of the Additional Facilities other than in compliance with applicable Environmental Laws in all material respects;

                                    (D) there are no material Environmental
                           Conditions with respect to the Additional Facilities;

                                    (E) no Hazardous Substances have been
                           released at, to, under, about or from the Additional Facilities other than in compliance with all Environmental Laws in all material respects;

                                    (F) there are not any leaking underground
                           storage or treatment tanks, sumps, water, gas or oil wells, or associated piping located at on or under any of the Additional Facilities, other than any such for which, in the aggregate, no AEE 2 Entity has any material liability for the costs of cleaning up, remedying or responding to a release of any Hazardous Substance pertaining to the Additional Facilities;

                                    (G) (1) there is no friable asbestos or urea
                           formaldehyde insulation contained in, forming any part of, or contaminating any part of the Additional Facilities, and (2) no polychlorinated biphenyls
                           (PCBs) are used, stored, located at or contaminate any part of the Additional Facilities other than any of the foregoing for which, in the aggregate, no AEE 2 Entity has any material liability for the costs of cleaning up, remedying or responding to a release of any Hazardous Substance pertaining to the Additional Facilities; and

                                    (H) no material Lien has attached to the
                           Additional Facilities by reason of any Environmental Condition.

                  (ee) AEE 2 Property. AEE 2 shall, upon consummation of the transactions contemplated by the Asset Purchase Agreement, have good and marketable title to and possession of the Additional Facilities free and clear of all Liens (except Permitted Liens), including all intellectual property or rights to use intellectual property and other rights required for the conduct of its respective business, but only to the extent such intellectual property and other rights are required and the failure to obtain such property could reasonably be expected to result in a Material Adverse Effect. AEE 2 is not a party to any contract or agreement to sell any interest in the Additional Facilities.

                                                                   Schedule 4.03




                        SCHEDULE OF REQUIRED CONSENTS AND
                             GOVERNMENTAL APPROVALS



           [TO BE COMPLETED BY THE BORROWER AND APPROVED BY THE AGENT]

                                                                   Schedule 4.04




                         SCHEDULE OF MATERIAL LITIGATION



                                      NONE

                                                                   Schedule 4.07




                  SCHEDULE OF ADDITIONAL MATERIAL ADVERSE FACTS



                                      NONE

                                                                   Schedule 5.01




                                CERTAIN COVENANTS

                                                                Schedule 6.01(a)




                            AES EASTERN ENERGY, L.P.


               CERTIFICATE AS TO FINANCIAL STATEMENTS AND DEFAULTS



         I, __________, [President, Chief Financial Officer] of AES Eastern Energy, L.P., a Delaware limited partnership (the "Borrower"), hereby state, pursuant to Section 6.01(a) of the Secured Revolving O&M Costs Facility dated as of May 14, 1999 among the Borrower, the Banks listed on the signature pages thereof and Credit Suisse First Boston, as Agent (this "Agreement"), that:

                  (a) I have made, or caused to be made under my supervision, a review of this Agreement and the Operative Documents; and

                  (b) such review has not disclosed the existence during such fiscal quarter/year (and I do not have knowledge of the existence as of the date of this certificate) of any condition or event constituting a Lease Material Default or Lease Event of Default or an Event of Loss or an Event of Default [or, if any such condition or event existed or exists, specifying the nature thereof, the period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto].

and I hereby certify, pursuant to such Section 6.01(a), that

         1. (a) The accompanying unaudited consolidated and consolidating financial statements of the Borrower and its Consolidated Subsidiaries as at __________ and for the quarterly accounting period ending __________, 19__, are complete and correct and present fairly, in accordance with GAAP (except for changes therein or departures therefrom described below that have been approved in writing by Messrs. __________, the Borrower's current independent certified public accountants), the consolidated and consolidating financial position of the Borrower and its Consolidated Subsidiaries as at the end of such quarter, and the consolidated and consolidating results of operations and cash flows for such quarter, and for the elapsed portion of the fiscal year ended with the last day of such quarter, in each case on the basis presented and subject only to normal year-end auditing adjustments.

                  (b) Except as disclosed or reflected in such financial statements, as at __________, neither the Borrower nor any Subsidiary had any Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, have had or might have a Materially Adverse Effect on the Borrower and its Consolidated Subsidiaries taken as a whole.

         2. (a) The changes in and departures from GAAP are as follows:

All such changes have been approved in writing by Messrs.  __________.

                  [(b) Attached as Annex A are unaudited consolidated and consolidating financial statements of the Borrower and the Consolidated Subsidiaries as at __________ and for the quarterly accounting period ending __________, 19__, which have been prepared in accordance with GAAP without giving effect to the changes referred to in Paragraph 2(a) of this Certificate or any previous Certificate. Such financial statements are complete and correct and present fairly, in accordance with GAAP, the consolidated and consolidating financial position of the Borrower and the Consolidated Subsidiaries as at the end of such quarter, and the consolidated and consolidating results of operations and cash flows for such quarter, and for the elapsed portion of the fiscal year ending with the last day of such quarter, in each case on the basis presented and subject only to normal year-end auditing adjustments.]

         3. There follow the calculations required to establish whether or not the Borrower was in compliance with Section 2.05 of the Agreement.

         4. Based on an examination sufficient to enable me to make an informed statement, no Default exists, including, in particular, any such arising under the provisions of Article 5, except the following:

                  [If none such exist, insert "None"; if any do exist, specify the same by Section, give the date the same occurred, and the steps being taken by the Borrower or a Subsidiary with respect thereto.]



Dated:                                             _____________________________
                                                          [President, Chief
                                                          Financial Officer]


---------------

* Paragraph (b) should be included in, and Annex A attached to, the Certificate only if changes from Generally Accepted Accounting Principles are specified in Paragraph 2(a) of this or any previous Certificate.

                                                                Schedule 6.02(a)




                  SCHEDULE OF HISTORICAL FINANCIAL INFORMATION

                                                                Schedule 7.01(g)




                            CERTAIN EVENTS OF DEFAULT

         Attached to this Schedule 7.01(g) is Section 16 of the Facility Lease Agreement (Kintigh A-1), dated as of May 14, 1999 between Kintigh Facility Trust A-1 and AEE.

                                   SECTION 16


                                EVENTS OF DEFAULT

         Any of the following events shall constitute a "Lease Event of Default" hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Entity):

                  (a) The Lessee shall fail to make any payment of Basic Rent (other than Deferrable Payments, but only to the extent provided in Section 3.4), or Termination Value, in each case within 5 Business Days after the same shall become due.

                  (b) The Lessee shall fail to make any payment of Supplemental Rent (other than Termination Value and, unless the Owner Participant shall have declared a default with respect thereto, Excepted Payments) after the same shall have become due and such failure shall have continued for a period of 30 days after receipt by the Lessee of written notice of such failure from the Owner Participant, the Lessor or the Indenture Trustee.

                  (c) The Lessee shall fail to maintain insurance in the amounts and on the terms set forth in Section 11.

                  (d) The Lessee shall fail to perform or observe any covenant, obligation or agreement to be performed or observed by it under this Lease or any other Operative Document, including without limitation any covenant made by the Lessee herein or in Section 5 of the Participation Agreement with respect to any AEE Entity (other than any covenant, obligation or agreement contained in the Tax Indemnity Agreement or
         Section 5.12 of the Participation Agreement or any covenant, obligation or agreement referred to in clause (a), (b), (c), or (e) of this
         Section 16) in any material respect, which shall continue unremedied for 30 days after receipt by the Lessee of written notice thereof by the Lessor or the Indenture Trustee; provided, however, that if such condition cannot be remedied within 30 days, then the period within which to remedy such failure shall be extended up to an additional 180 days, so long as the Lessee diligently pursues such remedy and such condition is reasonably capable of being remedied within such additional 180-day period.

                  (e) The Lessee shall fail to perform or observe in any material respect its obligations set forth in Section 6 of the Participation Agreement.

                  (f) Any representation or warranty made by the Lessee in the Operative Documents (other than a Tax Representation) or in any Funding Date Certificates (as defined in the Depositary Agreement), including without limitation any representation or warranty made by the Lessee in Section 3 of the Participation Agreement with respect to the Lessee or any AEE Entity, shall prove to have been incorrect in any material respect when made and continues to be material and unremedied for a period of 30 days after receipt by the Lessee of written notice thereof by the Lessor or the Indenture Trustee; provided, however, that if such condition cannot be remedied within 30 days, then the period within which to remedy such condition shall be extended up to an additional 180 days, so long as the Lessee diligently pursues such remedy and such condition is reasonably capable of being remedied within such additional 180-day period.

                  (g) The Lessee, AES NY or AEE 2 shall (i) commence a voluntary case or other proceeding seeking relief under Title 11 of the Bankruptcy Code or liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or apply for or consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to, or fail to controvert in a timely manner, any such relief or the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or
         (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (iv) make a general assignment for the benefit of creditors; or (v) shall take any action to authorize any of the foregoing.

                  (h) An involuntary case or other proceeding shall be commenced against the Lessee, AES NY or AEE 2, seeking (i) liquidation, reorganization or other relief with respect to it or its debts under Title 11 of the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to it or any substantial part of its property or (iii) the winding-up or liquidation of the Lessee or AES NY or AEE 2; and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days.

                  (i) The holder of any Permitted Indebtedness of AEE or any AEE Subsidiary in an aggregate principal amount in excess of $20,000,000 shall have commenced the exercise of any remedies upon a default and declared such indebtedness due and payable prior to the date on which it would otherwise have become due and payable, and otherwise accelerated the indebtedness; provided, however, that a default with respect to any Other Lease or Related Lease will not result in a Lease Event of Default.

                  (j) One or more judgments or decrees shall be entered against the Lessee, AES NY or AEE 2 involving in the aggregate a liability (not paid or fully covered by insurance) of $25,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days after the entry thereof.

                  (k)      at any time after the Closing Date:

                           (i) AES shall cease to own or control, directly or
                  indirectly, at least 51% of the voting and economic interests in the Lessee, which interests shall be free and clear of all Liens; or

                           (ii) AES shall cease to own or control, directly or
                  indirectly, at least 51% of the voting and economic interests in AES NY, which interests shall be free and clear of all Liens; or

                           (iii) AES shall cease to own or control, directly or
                  indirectly, 51% of the voting and economic interests in AES NY3, which interests shall be free and clear of all Liens; or AES NY3 shall cease to own or control, directly or indirectly, 100% of the voting and economic interests in Somerset Railroad, which interests shall be free and clear of [all Liens other than any Lien created in connection with the Rail Credit Facility or any facility replacing, refunding or refinancing the Rail Credit Facility;] or

                           (iv) the Lessee shall cease to own and control,
                  directly or indirectly, 100% of the voting and economic interests in each of the AEE Subsidiaries, which interests shall be free and clear of all Liens, other than any Lien created in connection with the Working Capital Facility or any facility replacing, refunding or refinancing the Working Capital Facility and any other Liens securing Permitted Secured Indebtedness.

                  (1) The Lessee shall fail (i) to cause the Rent Reserve Account to be funded in an amount at least equal to the Rent Reserve Account Required Balance either through amounts available pursuant to a Payment Undertaking Agreement, through amounts on deposit in the Rent Reserve Account or through a combination thereof, on three consecutive Rent Payment Dates (after giving effect to the payment of Basic Rent (other than Deferrable Payments) on such dates) or (ii) at any time after the payment in full of the Lessor Notes, to cause the Additional Liquidity Account to be funded in accordance with the Depositary Agreement in an amount at least equal to the Additional Liquidity Required Balance, on three consecutive Rent Payment Dates (after giving effect to the payment of Basic Rent (other than Deferrable Payments) on such dates).

                  (m) The certificate of formation, operating agreement or partnership agreement or such other organizational document of AEE, AES NY or AES NY3, as applicable, shall be amended, changed, modified or supplemented in any material respect.

                                                               Schedule 10.09(a)


                              NOTICE OF ASSIGNMENT


AES Eastern Energy, L.P.
[Insert Address Information]

Credit Suisse First Boston
Eleven Madison Avenue
New York, New York 10010-3629


Date:


Gentlemen:

         Reference is made to the Secured Revolving O&M Costs Facility, dated as of May 14, 1999 among AES Eastern Energy, L.P., the Banks listed on the signature pages thereof and Credit Suisse First Boston, as Agent (the "Credit Facility"). The undersigned hereby give notice pursuant to Section 10.09(a) of the Credit Facility that [insert name of Assignor] (the "Assignor") has made the following assignment to [insert name of Assignee] (the "Assignee"):

         Rights and Obligations Assigned:



         Effective Date of Assignment:




         [The Assignee's Lending Offices and address for notices are as follows:
         Domestic Lending Office:

         Eurodollar Lending Office:

         Notice Address:] *

         The Assignor hereby requests that the Agent [and the Borrower] consent to the assignment described above by signing a copy of this letter in the space provided below and returning it to the Assignor. Such consent shall release the Assignor from all of the obligations described above as having been assigned to the Assignee.


                                        [NAME OF ASSIGNOR]


                                        By______________________________________
                                        Name:
                                        Title:


                                        [NAME OF ASSIGNEE]


                                        By______________________________________
                                        Name:
                                        Title:


Assignment and release consented to:

Credit Suisse First Boston*
 as Agent


By______________________________________
 Name:
 Title:

AES Eastern Energy, L.P.**
 as Borrower


By______________________________________
 Name:
 Title:


---------------------
*        Omit if the Assignee is a Bank.
**       Only when required pursuant to Section 10.09

                                                                       Exhibit A


                            AES EASTERN ENERGY, L.P.

                                 PROMISSORY NOTE

                                                            May 14, 1999


         FOR VALUE RECEIVED, AES EASTERN ENERGY, L.P. (the "Borrower") hereby promises to pay to the order of Credit Suisse First Boston (the "Bank"), for the account of its applicable Lending Office, the unpaid principal amount of each Loan made by such Bank under the Credit Facility referred to below, on the dates and in the amounts specified in Section 2.04 of such Credit Facility, and to pay interest on the principal amount of each such Loan on the dates and at the rates specified in Section 2.03 of such Credit Facility. All payments due to the Bank hereunder shall be made to the Bank at the place, in the type of money and funds and in the manner specified in Section 2.11 of such Credit Facility.

         Each holder hereof is authorized to endorse on the grid attached hereto, or on a continuation thereof, each Loan of the Bank and each payment, with respect thereto.

         Presentment, demand, protest, notice of dishonor and notice of intent to accelerate are hereby waived by the undersigned.

         This Promissory Note evidences Loans made under, and is entitled to the benefits of, the Secured Revolving O&M Costs Facility, dated as of May 14, 1999, among the Borrower, the banks listed on the signature pages thereof and Credit Suisse First Boston, as Agent, as the same may be amended from time to time. Reference is made to such Credit Facility, as so amended, for provisions relating to the prepayment and the acceleration of the maturity hereof. This Promissory Note is also entitled to the Pledge Agreement.

         This Promissory Note shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.

                                        AES EASTERN ENERGY, L.P.


                                        By_________________________________
                                           Name:
                                           Title:

                                      GRID


                                 PROMISSORY NOTE

Date                                  Amount of Loan                  Amount of                Notation Made By
                                                                   Principal Repaid
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